UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED
IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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Emergent BioSolutions Inc.
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INSERT TITLE PAGE

PLACEHOLDER

Dear Fellow Shareholders,

As the world emerges from the darkest days of the COVID-19 pandemic, much has changed in the business environment in which Emergent now operates. The pandemic opened many eyes to the importance of public health preparedness which brings both added opportunities and scrutiny.

Our results in 2022 reaffirm our longstanding partnership with government and public health customers and provide a good foundation from which we expect to grow. Not only are we continuing to supply vaccines to the Strategic National Stockpile, but we are fulfilling orders for new products to expand our nation’s medical countermeasures. The Board of Directors is confident in Emergent’s ability to stabilize operations, improve profitability and realize sustainable growth more in line with pre-pandemic trends.

Even with these changes, our collective commitment to protect and enhance life has never wavered. I believe this mission is more critical than ever as we work with U.S. and international governments to prepare for the myriad public health threats we face.

I remain optimistic about Emergent’s future in the near, medium, and long term. The Board of Directors will work tirelessly to ensure we are executing our strategy with the necessary oversight and governance that position Emergent and its stakeholders for success.

Sincerely,

Zsolt Harsanyi, Ph.D.
Chairman of the Board of Directors
April 14, 2023

YOUR VOTE IS IMPORTANT

PLEASE TAKE TIME TO VOTE AS PROMPTLY AS POSSIBLE

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2023 annual meeting of stockholders of Emergent BioSolutions Inc. will be held on May 25, 2023, at 9:00 a.m., Eastern Time. You will be able to attend the annual meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/EBS2023.

The annual meeting will be held for the following purposes:

1.	To elect three Class II directors to hold office for a term expiring at our 2026 annual meeting of stockholders, each to serve until their respective successors are duly elected and qualified;

2.	To ratify the appointment by the audit and finance committee of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023;

3.	To hold, on an advisory basis, a vote to approve the 2022 compensation of our named executive officers (“NEOs”);

4.	To hold, on an advisory basis, a vote on the frequency of future stockholder advisory votes on the compensation of our NEOs;

5.	To approve an amendment of our stock incentive plan; and

6.	To approve an amendment of our employee stock purchase plan.

We are mailing this notice beginning on or about April 14, 2023 with instructions on how to access our proxy materials and vote online.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the 2023 annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The Board of Directors recommends that you vote FOR the election of each of the Class II director nominees, and “FOR” Proposals 2, 3, 5 and 6 and “every year” for Proposal 4. The close of business on March 30, 2023 has been established as the record date for determining those stockholders entitled to receive notice of and to vote at the 2023 annual meeting or any adjournment or postponement thereof.

Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the proxy statement and on the proxy card. Submitting your proxy now will help ensure a quorum and avoid additional proxy solicitation costs. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/EBS2023, you must enter the 16-digit control number which appears on your proxy card, voting instruction form or notice you will receive. You may vote during the annual meeting by following the instructions available on the meeting website during the meeting. You may vote virtually at the annual meeting, even if you have previously submitted a proxy. If you hold shares through a broker, bank or other nominee and wish to vote your shares at the annual meeting, you will need your unique control number that accompanies the instructions that the broker, bank or other nominee provides to you with the proxy materials. If you have any questions about voting your shares or attending the virtual annual meeting, please contact our Investor Relations department at (240) 631-3200 or by email at investorrelations@ebsi.com.

You may revoke your proxy before the vote is taken by delivering to our Corporate Secretary a written revocation, submitting a proxy with a later date or by voting your shares virtually at the meeting, in which case your prior proxy will be disregarded.

By Order of the Board of Directors,

Jennifer L. Fox
Executive Vice President, External Affairs, General Counsel and Corporate Secretary

Gaithersburg, MD

April 14, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2023

The company’s proxy statement for the 2023 annual meeting of stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES AT THE 2023 ANNUAL MEETING, PLEASE VOTE BY PROXY AS PROMPTLY AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 1

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to you by the Board of Directors of Emergent BioSolutions Inc. (the “Board” or “Board of Directors”) to solicit your proxy to vote your shares at our 2023 annual meeting of stockholders and at any adjournment or postponement of the meeting. The annual meeting will be conducted in virtual format via live audio webcast on May 25, 2023, at 9:00 a.m. Eastern Time. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/EBS2023.

You are receiving this proxy statement from us because you owned shares of the company’s common stock as of March 30, 2023, the record date for the annual meeting. The Board has made these materials available to you in connection with the Board’s solicitation of votes at our annual meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on each of the proposals described in this proxy statement and are invited to attend the annual meeting.

Holders of the company’s common stock as of the close of business on the record date, March 30, 2023, may vote by proxy or virtually at the annual meeting. As of the close of business on March 30, 2023, there were 50,398,410 shares of common stock outstanding and entitled to vote. As of that date, we had 18 holders of record. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 1

Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider. You should read the entire proxy statement before voting.

Annual Meeting

Meeting Date:	Meeting Place:	Meeting Time:	Record Date:

May 25, 2023	Virtual	9:00 am Eastern Time	March 30, 2023

(www.virtualshareholdermeeting.com/EBS2023)

Voting matters, vote standard and Board vote recommendations

Proposal		Voting Choices and Board Recommendation	Voting Standard	Effect of Abstentions/ Withheld Votes	Effect of Broker Non-Votes
1.	Election of Class II Directors

○   Vote in favor of each of Sujata Dayal, Zsolt Harsanyi, Ph.D., and Louis W. Sullivan, M.D.; or

○   Withhold vote with respect to all or specific nominees.

The Board recommends a vote FOR each of the director nominees.

			Plurality of votes cast (the nominees who receive the most votes will be elected by stockholders)	None	None
2.	Ratification of the appointment of Ernst & Young LLP as the company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023

○   Vote in favor of the ratification;

○   Vote against the ratification; or

○   Abstain from voting on the ratification.

The Board recommends a vote FOR the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

			Majority of votes cast	None	Not applicable (broker will have discretionary authority to vote your shares if you do not provide instructions)
3.	Advisory vote to approve the 2022 compensation of NEOs	○ Vote in favor of the proposal; ○ Vote against the proposal; or ○ Abstain from voting on the proposal. The Board recommends a vote FOR the advisory vote to approve the 2022 compensation of our NEOs.	Majority of votes cast	None	None
4.	Advisory vote on the frequency of future stockholder advisory votes on the compensation of NEOs

○   Vote “every year”;

○   Vote “every two years”;

○   Vote “every three years”; or

○   Abstain from voting on the proposal.

The Board recommends a vote of “every year” for the frequency of future stockholder advisory votes on the compensation of NEOs.

			Option receiving the highest number of votes	None	None

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Proxy Statement

Proposal		Voting Choices and Board Recommendation	Voting Standard	Effect of Abstentions	Effect of Broker Non-Votes
5.	Approve amendment to the company’s stock incentive plan

○   Vote in favor of the proposal;

○   Vote against the proposal; or

○   Abstain from voting on the proposal.

The Board recommends a vote FOR the approval of the amendment to the company’s stock incentive plan.

			Majority of votes cast	None	None
6.	Approve amendment to the company’s employee stock purchase plan

○   Vote in favor of the proposal;

○   Vote against the proposal; or

○   Abstain from voting on the proposal.

The Board recommends a vote FOR the approval of the amendment to the company’s employee stock purchase plan.

			Majority of votes cast	None	None

How to Vote

If you are a stockholder of record, you may vote your shares:

By Internet.

Before The Meeting - Go to www.proxyvote.com.

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EBS2023.

You may attend the meeting via the internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

By Telephone. To vote by telephone, call 1-800-690-6903 (toll-free from the U.S. and Canada). Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, please do not mail in a proxy card.
By Mail. If you received your proxy materials by mail, you may vote by completing, signing and returning your proxy card. If you vote by mail, please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You will need to follow the instructions when using any of these methods to make sure your shares will be voted at the annual meeting. We encourage you to vote by telephone or over the internet or by mail by completing your proxy card, even if you plan to attend the virtual annual meeting.

If you hold shares in street name through a broker, bank or other nominee, you may instruct your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provides to you with the proxy materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and over the internet. If you hold shares through a broker, bank or other nominee and wish to vote your shares at the annual meeting, you will need your unique control number which appears on the instructions that accompanied the proxy materials. In any case, voting in advance by phone, internet or mail or through your broker, bank or other nominee will not prevent you from voting at the virtual annual meeting. If you have any questions about voting your shares or attending the virtual annual meeting, please contact our Investor Relations department at (240) 631-3200 or by email at investorrelations@ebsi.com.

Please review the section at the end of this proxy statement titled “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING” if you have additional questions about how to attend the meeting or other procedural questions about voting on matters to be presented at the meeting.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 3

SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY

Sustainability

We aspire to be a company that prioritizes and responds to the challenges of sustainability and that also addresses various aspects of the environmental, social, and governance (“ESG”) imperatives that many of our stockholders, partners, suppliers, employees, customers and other stakeholders consider important. Our mission to protect and enhance life has motivated us to explore our impact at a broader scale — ESG stewardship, corporate responsibility, and ethics.

Our approach to these issues is the foundation of good governance and strengthens accountability in all aspects of our business activities and relationships. Our ESG project is led by a cross-functional working group. The nominating and corporate governance committee oversees ESG reporting and governance within Emergent. The ESG program is further guided by our internal Executive Steering Committee, and is under the responsibility of the Vice President, Assistant Treasurer reporting into the CFO. The ESG report is further consolidated in conjunction with the insights and perspectives from the Emergent Core ESG Team.

ESG Framework

Our ESG strategy is influenced by the Task Force on Climate-Related Financial Disclosures (TCFD) framework as well as the Sustainability Accounting Standards Board’s (SASB) standards focused on the healthcare, biotechnology, and pharmaceutical industries. The SASB standards provide guidelines on key sustainability issues that directly impact the operational performance and financial condition of our company.

ESG Priority Issues

Each year, we will conduct an assessment of these priorities and develop action items to advance progress in these areas. Our board will provide oversight and governance over the implementation and disclosures related to our ESG strategy. These priority issues are:

○	Access to Medicine
○	Community Engagement
○	Compliance
○	Corporate Governance
○	Diversity, Equity and Inclusion
○	Employee Engagement
○	Environmental, Health and Employee Safety
○	Governmental Relationships
○	Innovation
○	Manufacturing and Product Quality
○	Patient and Drug Safety
○	Scientific Integrity
○	Supply Chain Management

In furtherance of these objectives, we established a formal ESG review process in 2021 focused on identifying, measuring, and reporting on our ESG activities and progress and issued our inaugural ESG report in 2021 and our latest report in the fourth quarter of last year (the ESG Report). The ESG Report can be found at: https://www.emergentbiosolutions.com/wp-content/uploads/2022/11/2021-Emergent-ESG-Report.pdf. None of the information on or that can be accessed through our website is incorporated by reference in this proxy statement.

We expect that the ESG Report will enhance our disclosure to stakeholders on this important topic. Longer-term, it is our intent to reassess our progress annually and ensure alignment with our corporate strategic planning process.

Diversity, Equity and Inclusion

Diversity, equity, and inclusion (DEI) is integral to how we operate. DEI fuels our business growth, drives innovation in the products and services we develop, in the way we solve problems, and how we serve the needs of a global and diverse patient, customer, and partner base. Our diverse workforce and inclusive environment create an organization rich with ideas, perspectives, and experiences. Our Chief Human Resources officer is responsible for developing and implementing our DEI programs and our executive management team is accountable for ensuring these programs are implemented.

Creating an Inclusive Culture

In 2021, we launched three inaugural employee resource groups to support and engage women, veterans and our Black/African American colleagues and those who identify as allies. Emerging Women, BRAVE and BOLD, respectively, have each led company-wide

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Sustainability and Corporate Social Responsibility

programming including educational campaigns, book clubs, and fireside chats on career development and leadership — in some cases, featuring members of our board of directors, our CEO, and other members of the executive team.

Our Talent Development Efforts

From recruiting, where we insist on diverse candidate slates for all roles, to our leadership development efforts, we aim to build and fill a robust, diverse internal talent pipeline. This strengthens our company and ensures all our colleagues have opportunities for career growth and development.

Supporting DEI in the Communities Where We Live and Work

From STEM education in public schools to partnering with veterans groups for employment opportunities for transitioning veterans, our DEI efforts extend beyond the walls of Emergent into the communities where we live and work.

Human Capital

Our people are our most valuable resource when it comes to achieving our mission to protect and enhance life. We aim to create a culture of respect, teamwork, inclusion and performance that allows each employee to thrive at work. Our human resources team is a strategic partner to the business, delivering programs and tools to attract, develop, and retain employees. Areas we focus on include the following:

○	Workforce Planning and Development
○	Talent Acquisition and Onboarding
○	Fully Hybrid, Global Workorce Model
○	Employee Development through formal training, professional development, and learning on the job for all employees
○	Leadership Development through two flagship, cohort-based, leadership development programs, Emergent Leader Solutions and Emergent Manager Solutions
○	Annual Performance and Development Reviews
○	Pay for Performance
○	Employee Recognition
○	Employee Health and Well-being
○	Formal Mechanisms to Promote an ongoing, Employee Feedback Culture

For additional information about our Human Capital management approach, we refer you to the section titled “Human Capital” in our Annual Report on Form 10-K for the fiscal year ended on December 31, 2022.

Community Involvement

Nearly a decade ago, Emergent launched its corporate social responsibility program Emergent GIVES to guide the company’s charitable efforts and expand its mission beyond what its products can provide. Since 2013, we have donated more than $6 million to a variety of charitable organizations in our communities, and employees have volunteered more than 45,000 hours with local nonprofits.

Through this commitment, Emergent has integrated itself into the communities where its sites are located. We support our employees’ philanthropic activities by providing a company match for their charitable donations and paid time off for volunteerism, with one full day for full-time employees and a half day for part-time employees each year. Our philanthropic mission is aligned with our corporate goals, focused on advancing public health, protecting those who protect us, and educating tomorrow’s scientific leaders.

Corporate Social Responsibility

In 2022, Emergent GIVES introduced two new areas of focus, aligned with Emergent’s corporate strategy – Advancing Biosecurity and Biosafety, and Engaging Global Communities for Preparedness. We made two $100,000 donations in our inaugural year, funding work at Last Mile Health and Johns Hopkins University that directly support each of our corporate focus areas.

Combating the Opioid Epidemic

In partnership with Direct Relief, a third-party non-profit, Emergent donates product, including NARCAN Nasal Spray. In 2022, we donated more than 13,000 units (26,000 doses) of NARCAN Nasal Spray to Direct Relief for distribution to K-12 schools, Title IV-eligible, degree-granting colleges and universities, public libraries, YMCAs, and 501(c)(3) nonprofits.

For additional information about our charitable work, visit emergentbiosolutions.com/impact.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 5

Sustainability and Corporate Social Responsibility

Educating Tomorrow’s Scientific Leaders

Emergent Scholars

Emergent Scholars was designed for children of Emergent employees in partnership with Fuad El-Hibri, former Executive Chairman of the Board, to encourage the pursuit of higher education by providing scholarships to help fulltime undergraduate students study at an accredited two-year or four-year college or university, or a vocational technical school. Emergent awarded more than $80,000 in scholarships in the five years since the program began. In 2022, we awarded five $3,500 scholarships.

Volunteerism — Return to Service Week

In December 2021, Emergent began transitioning back to in-person volunteering activities with Return to Service Week. In five days, 127 employees across the globe volunteered 348 hours. Employees volunteered at local organizations such as The Baltimore Station, The Greater Lansing Food Bank, Siloam Mission, MANNA (Metropolitan Area Neighborhood Nutrition Alliance), Coastkeepers, Interfaith Social Services, Harvest Manitoba, and Heitere Fahne. Our Regional Corporate Social Responsibility (CSR) Teams finished the year strong with in-person as well as virtual events and continued to engage employees through volunteerism.

Environment, Health, and Safety Policy

The mission of Emergent BioSolutions is to protect and enhance life. This mission is not only about the patients and customers we serve, but extends to the lives of our employees, contractors and visitors, as well as the environment and communities in which we live and operate. We value a culture of breakthrough thinking, delivering on our commitments and employee engagement. Emergent employs an environment, health, and safety management system focused on identifying and mitigating risk. We address workplace conditions that have the potential for injury or illness through elimination, substitution, technical, organizational and personal measures. Environmental impacts are similarly addressed through opportunities to improve the sustainability of our operations and innovate our environmental stewardship strategy. Risk mitigation also includes fulfillment of our regulatory compliance obligations. Finally, we challenge ourselves to continually improve, by setting goals, monitoring performance, and evolving systematically to achieve excellence.

Sustainability and Environmental Management

We recognize that our operations have an impact on our local and global communities from the waste we generate, the energy we source, and the water we discharge. Environmental sustainability is a central consideration when improving and innovating our operational infrastructure across our enterprise and we must do our part to reverse the impacts of climate change which threaten environmental and human health. We evaluate ESG risks and opportunities related to climate change through the framework that the TCFD recommends: (i) governance, (ii) strategy, and (iii) risk management. As we further develop our environmental sustainability strategies, we intend to collect data on our Scope 1 and Scope 2 greenhouse gas emissions associated with our material operations. Doing so will enable Emergent to establish an energy baseline and prioritize future footprint reductions. This will also allow us to make informed decisions on setting targets and creating an accompanying strategy and road map for meeting our goals. In congruence, Emergent will determine the relevance of disclosure related to the quantifiable financial impact to our company under various global warming scenarios in line with TCFD recommendations.

Strategic Pillars

We have developed an environmental strategy based on our company mission to protect and enhance life, through improvement and innovation. Our “Improve” pillar is focused on making changes that matter, including reducing consumption of resources, optimizing operational efficiency and ensuring waste minimization. Our “Innovate” pillar is our opportunity for breakthrough thinking in the areas of renewable energy, resource alternatives and pollution prevention. As we gain greater insight into our environmental footprint, we will integrate these strategies into our processes and culture and develop scalable systems. To lead us on this path, we hired a director of environment and sustainability in the first quarter of 2022. Engaging all our employees is essential to our environmental efforts. On Earth Day, Emergent employees were challenged to move — walk, run or cycle, the Earth’s equator. The company matched $1 for every mile walked, which resulted in nearly 17,000 fruit trees being planted across India through One Tree Planted.

Occupational Health and Safety

As we work hard to deliver for our customers and patients, we do so with every employee’s health and safety in mind. Each employee is provided the tools, training, and information they need to work in a manner that protects their health and safety, as well as that of others. Core elements of our EHS programs include risk identification and mitigation, training, communications and employee engagement, and incident reporting and investigations. These programs drive our continually improving safety performance.

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Sustainability and Corporate Social Responsibility

Partnering with Small and Diverse Companies

We have made a commitment to actively pursue opportunities to work with small businesses that are minority-owned, women-owned, veteran-owned, disabled-owned, LGBTQ-owned, and small businesses that are located in historically underutilized business zones. Our supplier diversity program formalizes this commitment and has made it a priority throughout our organization as an important component of our broader DEI strategy. Since launching the program in 2020, we have partnered with 281 diverse suppliers to support a variety of business areas.

Transparency

As we continue to publish our ESG report each year, we will further enhance our efforts, challenge ourselves to be even better, and report the results.

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CORPORATE GOVERNANCE

Composition of the Board of Directors

Our by-laws provide that the number of directors shall be fixed from time to time by the Board. The Board has established the number of directors at 10. The Board is divided into three classes, with one class being elected each year and members of each class serving for staggered three-year terms. Sujata Dayal, Zsolt Harsanyi, Ph.D., General George Joulwan and Louis Sullivan, M.D. are Class II directors with terms expiring at the 2023 annual meeting. Ms. Dayal and Drs. Harsanyi and Sullivan are standing for reelection as Class II directors, while General Joulwan is not standing for reelection. Jerome Hauer, Ph.D., Robert Kramer and Marvin White are Class III directors with terms expiring at the 2024 annual meeting. Keith Katkin, Ronald Richard and Kathryn Zoon, Ph.D. are Class I directors with terms expiring at the 2025 annual meeting. For more information regarding the members of our Board, please see “Directors and Nominees” beginning on page 18.

General

Our Board believes that good corporate governance is important to ensure that the company is managed for the long- term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines and code of conduct and business ethics are available on our website at www.emergentbiosolutions.com under “Investors – Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879.

Corporate Governance Guidelines

We are strongly committed to the highest standards of ethical conduct and corporate governance. These standards are consistent with our corporate culture. We understand that adhering to sound principles of corporate governance is critical to earning and maintaining the trust of our customers, employees and shareholders. Accordingly, our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include the following:

○	The Board’s principal responsibility is to oversee the management of the company;
○	A majority of the members of the Board shall be independent directors;
○	The independent directors shall meet regularly in executive session;
○	Directors shall have full and free access to management and, as necessary and appropriate, independent advisors;
○	New directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
○	At least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Independence

Under applicable New York Stock Exchange (“NYSE”) rules, a director will qualify as “independent” only if our Board affirmatively determines that such director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has established guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with us if our Board determines that such director is independent under Section 303A.02 of the NYSE Listed Company Manual, even if such director:

○

Is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company with which such director serves as an executive officer; or

○

Serves as an officer, director or trustee of a tax-exempt organization to which we make contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues. Our matching of employee charitable contributions would not be included in the amount of our contributions for this purpose.

In addition, ownership of a significant amount of our stock, by itself (as under NYSE listing standards), does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our Board who are independent.

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Corporate Governance

Corporate Governance

Our Board has determined that all of our current directors except Mr. Robert Kramer meet the foregoing standards, that none of these directors has a material relationship with us and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual.

Meetings and Attendance

In 2022, our Board met 13 times and the committees of the Board met 30 times in aggregate. During 2022, no director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings of the committees of which the director was a member.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All then current members of our Board at the time of the 2022 annual meeting of stockholders attended the meeting.

The Board’s Role in Risk Oversight

Our Board is actively engaged in the oversight of risks we face and consideration of the appropriate responses to those risks. The audit and finance committee of our Board periodically discusses risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, with our senior management. The audit and finance committee also reviews and comments on a periodic risk assessment performed by management. After the audit and finance committee performs its review and comment function, it reports any significant findings to our Board. The Board is responsible for the oversight of our risk management programs and, in performing this function, receives periodic risk assessment and mitigation initiatives for information and approval as necessary.

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the compensation committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally.

Board Committees

Our Board has established five standing committees — audit and finance, compensation, nominating and corporate governance, scientific review and strategic operations — each of which operates under a written charter that has been approved by our Board. Our Board has also established a special committee on manufacturing and quality oversight to assist the Board with its oversight responsibilities of manufacturing and quality operations. Current copies of each committee’s charter are available on our website at www.emergentbiosolutions.com under “Investors — Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879.

Our Board has determined that all of the current members of each of the audit and finance, compensation and nominating and corporate governance committees are independent as defined under the applicable rules of the NYSE.

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Corporate Governance

Committee Memberships

Below is a listing of each of the members of the Board of Directors, their class, term of office and committees on which they sit.

Name	Class	Term Expires	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Review Committee	Strategic Operations Committee	Special Committee on Manufacturing and Quality Operations

Zsolt Harsanyi, Ph.D. Board Chairman	II	2023	✓			✓	✓	✓

Sujata Dayal	II	2023			✓			✓

Jerome Hauer, Ph.D.	III	2024		✓		✓	✓c

General George Joulwan*	II	2023	✓	✓	✓

Keith Katkin	I	2025			✓		✓

Robert Kramer	III	2024					✓

Ronald Richard	I	2025	✓		✓c		✓

Louis Sullivan, M.D.	II	2023	✓	✓c	✓			✓

Marvin White	III	2024	✓c			✓	✓

Kathryn Zoon, Ph.D.	I	2025		✓	✓	✓c	✓	✓c

✓c    Committee Chair                                                     ✓    Committee Member

*	Not standing for reelection.

Committee Descriptions

Below is a brief description of each Board committee and the scope of its responsibilities.

Audit and Finance Committee

The audit and finance committee’s responsibilities include:

○	Appointing, evaluating, approving the compensation of and assessing the independence of our Independent Registered Public Accounting Firm;
○	Overseeing the work of our Independent Registered Public Accounting Firm, including through the receipt and consideration of reports from our Independent Registered Public Accounting Firm;
○	Reviewing and discussing with management and the Independent Registered Public Accounting Firm our annual and quarterly financial statements and related disclosures;
○

Reviewing the type and presentation of information to be disclosed in the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

○	Monitoring our internal control over financial reporting and disclosure controls and procedures;
○	Providing assistance to the Board of Directors in the oversight of our risk management function and ethics and compliance program, including our Code of Conduct and Business Ethics;
○	Providing assistance to the Board of Directors in the oversight of our internal audit function;
○

Overseeing and monitoring the company’s cyber and information security risks and reviewing periodic updates from company management on the company’s policies, processes and significant developments related to the identification, mitigation and remediation of cybersecurity risks;

○	Assisting the Board of Directors in overseeing our compliance with legal and regulatory requirements and internal policies and procedures;
○	Periodically discussing our risk management policies, and reviewing and commenting on risk assessment by management;
○	Assisting the Board of Directors in its oversight of financial planning, capital structures, the issuance of securities, use of swaps and stock buybacks;

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Corporate Governance

○	Reviewing, evaluating and approving the company’s investment policies and the company’s Foreign Exchange Policies;
○	Meeting independently with our internal auditing staff, ethics and compliance lead, Independent Registered Public Accounting Firm and management;
○	Reviewing and approving or ratifying any related person transactions;
○

Evaluating, in coordination with the compensation committee, the company’s senior financial and ethics and compliance management, including the chief financial officer, chief ethics and compliance officer and head of internal audit; and

○	Preparing the audit and finance committee report required by SEC rules, which is included on page 31 of this proxy statement.

The members of our audit and finance committee are Dr. Harsanyi, General Joulwan, Mr. Richard, Dr. Sullivan and Mr. White. Mr. White was appointed the chair of this committee effective April 1, 2022. Our Board has determined that each of the current members of the committee is “independent” in accordance with NYSE listing standards, meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and is financially literate. Dr. Harsanyi and Mr. White have each been designated as an “audit and finance committee financial expert.” Our audit and finance committee met seven times during 2022.

Compensation Committee

The compensation committee’s responsibilities include:

○	Annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;
○	Determining the compensation of our chief executive officer;
○	Reviewing and approving the compensation of our other named executive officers;
○	Overseeing the evaluation of our senior executives;
○	Overseeing and administering our cash and equity incentive plans and employee stock purchase plan;
○	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 36 of this proxy statement;
○

Reviewing the results of any advisory stockholder votes on executive compensation (“say-on-pay votes”) and considering whether to adjust and/or recommend adjustments to the Board with respect to company’s executive compensation policies and practices as a result of such votes; and

○	Preparing the compensation committee report required by SEC rules, which is included on page 52 of this proxy statement.

The members of our compensation committee are Dr. Hauer, General Joulwan, Dr. Sullivan and Dr. Zoon. Dr. Sullivan is the chair of this committee. Our Board has determined that each of the members of the committee is “independent” in accordance with NYSE listing standards. Our compensation committee met seven times during 2022.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

○	Identifying individuals qualified to become members of the Board of Directors;
○	Recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board’s committees;
○	Reviewing and making recommendations to our Board of Directors with respect to director compensation;
○	Reviewing and making recommendations to the Board of Directors with respect to management succession planning;
○	Developing and recommending to the Board of Directors our corporate governance guidelines;
○	Overseeing director education activities;
○	Overseeing an annual evaluation of the Board of Directors; and
○	Overseeing the company’s ESG activities.

The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates and in making recommendations regarding director compensation are described below under the headings “Director Nomination Process” and “Director Compensation,” respectively.

The members of our nominating and corporate governance committee are Ms. Dayal, General Joulwan, Mr. Katkin, Mr. Richard, Dr. Sullivan and Dr. Zoon. Mr. Richard is the chair of this committee. Our Board has determined that each of the members of the committee is “independent” in accordance with NYSE listing standards. Our nominating and corporate governance committee met seven times during 2022.

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Corporate Governance

Scientific Review Committee

The scientific review committee’s responsibilities include:

○	Providing scientific advice and guidance to the Board of Directors regarding decisions related to existing products and technology platforms;
○	Reviewing and advising the Board of Directors regarding the priorities with respect to our research and development portfolio to ensure alignment with corporate strategy; and
○	Providing advice and guidance to the Board of Directors with respect to material proposed acquisitions, in-licensing, collaborations and alliances.

The members of our scientific review committee are Dr. Harsanyi, Dr. Hauer, Mr. White and Dr. Zoon. Dr. Zoon is the chair of this committee. Our scientific review committee met four times during 2022.

Strategic Operations Committee

The strategic operations committee’s responsibilities include evaluating and making recommendations to the Board with respect to:

○	Our mission, core strategy, strategic plan objectives/success criteria, and the strategic processes;
○	Material acquisition and disposition opportunities;
○	Material litigation and disputes; and
○	Our activities on corporate reputation.

The members of the strategic operations committee are Dr. Harsanyi, Dr. Hauer, Mr. Katkin, Mr. Kramer, Mr. Richard, Mr. White and Dr. Zoon. Dr. Hauer is the chair of this committee. Our strategic operations committee met five times during 2022.

Special Committee on Manufacturing & Quality Oversight

The special committee on manufacturing and quality oversight assists the Board with its oversight responsibilities regarding:

○	The company’s manufacturing organization and operations;
○	The company’s quality organization and operations, including quality systems;
○	The company’s compliance with current Good Manufacturing Practices and medical device Quality System Regulations; and
○	Other legal and regulatory requirements related to the quality of the drugs and medical devices manufactured and produced by the company.

The members of the special committee on manufacturing and quality oversight are Ms. Dayal, Dr. Harsanyi, Dr. Sullivan and Dr. Zoon. Dr. Zoon is the chair of this committee. Our special committee on manufacturing and quality oversight met twelve times during 2022.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our Board, management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders, as well as the needs of the Board for a specific skill set or experience. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The nominating and corporate governance committee does not have a formal policy with respect to diversity, but believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Additionally, as previously noted, our corporate governance guidelines state that it is a goal of the Board to strive for diversity in the composition of the membership of the Board.

Stockholders may recommend to our nominating and corporate governance committee individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5%

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Corporate Governance

of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Corporate Secretary, Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. Assuming that appropriate biographical and background material has been provided on a timely basis, in accordance with the procedures described under the heading “Additional Matters — Stockholder Proposals for the 2023 Annual Meeting,” the nominating and corporate governance committee will evaluate candidates recommended by stockholders by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Skills / Attributes Composition

We believe our directors possess the skills and attributes necessary to meet our current and future business needs. The Board periodically assesses the mix of skills, attributes and experience of the directors.

Core Attributes for all Board Members

○	High level of integrity and character;
○	Demonstrated track record of success;
○	Advanced degree in science or other relevant discipline; and
○	A commitment to contribute the time necessary for active involvement.

Below is a summary of the broader skills possessed by our board members, in the areas of finance/accounting and corporate governance as well as specialized industry experience.

Finance and Accounting

Financial Experience; Risk Management/Internal Controls; Investment Banking and Mergers and Acquisitions. A significant number of our directors possess financial experience (a critical understanding of accounting and financial reporting). Most of our directors possess experience with risk management/internal controls (for assessing and managing key company risks and their potential impact on compliance, including but not limited to cybersecurity and data control, regulatory compliance and financial risk management). More than half of our directors have indicated possessing skills in investment banking and mergers and acquisitions (the planning of mergers and acquisitions and other strategic opportunities, capital market transactions and debt financing).

Corporate Governance

Governance Oversight and Executive Compensation. All of our directors have corporate governance skills, with vast experience in governance oversight relationships at public companies, including experience with succession planning and building relationships between Board members and senior management and corporate responsibility initiatives. Many have experience as divisional or functional leaders within a complex organization. With respect to executive compensation skills, our directors are experienced in managing a compensation function and/or implementing a program designed to compensate for executive job performance, including knowledge of broad-based performance and incentive planning and measuring.

Specialized Experience

Pharma/Biotech; Medicine/Science; Government (Health, Defense, Intelligence, Security). Most of our directors have experience in healthcare and scientific research and many have diverse backgrounds in the development and licensing of innovative pharmaceutical countermeasures, vaccines and therapeutics. A significant number of our directors held appointed positions in federal, state and international government agencies, providing them with extensive knowledge of government relations and regulatory pathways in highly regulated industries. Our Board includes several members with a background in oversight of government defense mechanisms, public health preparedness and political affairs.

Sales/Marketing/Distribution/International Business. Our Board includes several members with a working knowledge of expansion strategies for product growth, regulatory interfacing, marketing and branding. Their backgrounds involve, among other things, exposure to growth markets and economies outside of the United States, including oversight of interactions with government agencies, global health trends and regulatory pathways of international operations (e.g., tech transfer).

Investor/Public Relations. Nearly all our directors have experience with investor/public relations, enabling them to recognize the alignment between company strategic decision-making and investor relationships and an understanding of investor perception, shareholder activism and public relations.

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Corporate Governance

Governance Structure

Our Board of Directors is led by an independent Chairman who provides effective oversight of management. Our Board previously determined to separate the positions of chief executive officer and board chairman. Our Board believes that separating these roles aligns the company with best practices for corporate governance of public companies and accountability to shareholders. The Board also believes that this separation provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. This structure affords our Chairman the time to focus on managing Board operations and effectiveness and other corporate governance matters, including independent Board leadership.

Our corporate governance guidelines provide that in the event the chairman of our Board of Directors is not an independent director, a majority of the Board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as Lead Director. Because our Chairman Dr. Harsanyi is an independent director, our independent directors, based on the recommendation of the nominating and corporate governance committee, determined to eliminate the lead independent director role in April 2022. As an independent Chairman, Dr. Harsanyi serves as the presiding director at all executive sessions of our non-management or independent directors, facilitates communications between the President and Chief Executive Officer and other members of the Board, determines the need for special meetings of the Board and consults with the President and Chief Executive Officer on matters relating to corporate governance and Board performance.

Communicating with the Board of Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The Chairman of the Board, with the assistance of our corporate secretary is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the Chairman of the Board considers appropriate.

Under procedures approved by a majority of our independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to our Board of Directors or independent directors as a group should address such communications to the Board of Directors or Independent Directors, as applicable, c/o Corporate Secretary, Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. At the direction of the Board, the corporate secretary will review all such correspondence and forward to the Board or independent directors a summary and/or copies of any such correspondence that deals with the functions of the Board or its committees or that he or she otherwise determines requires their attention.

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STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of March 30, 2023, by (1) each of our directors and director nominees, (2) each named executive officer, (3) all of our executive officers and directors as a group and (4) each stockholder known by us to beneficially own 5% or more of our outstanding common stock. There were 50,398,410 shares of our common stock outstanding on March 30, 2023.

Name of Beneficial Owner	Outstanding Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Non-Employee Directors and Director Nominees

Zsolt Harsanyi, Ph.D.	25,315	5,432	30,747	*

Jerome Hauer, Ph.D.	10,924	5,432	16,356	*

George Joulwan	27,507	5,432	32,939	*

Sujata Dayal	—	—	—	*

Keith Katkin	—	2,865	2,865	*

Ronald Richard	7,100	5,432	12,532	*

Louis Sullivan, M.D.	40,681	5,432	46,113	*

Marvin White	4,096	4,492	8,588	*

Kathryn Zoon, Ph.D.	6,917	2,616	9,533	*

Named Executive Officers

Robert Kramer	137,955	244,819	382,774	*

Richard Lindahl	30,224	88,270	118,494	*

Adam Havey	30,477	67,170	97,647	*

Jennifer Fox	4,761	17,561	22,322	*

Other Executive Officers	47,023	121,426	168,449	*

All executive officers and directors as a group (16 persons)	372,980	576,379	949,359	1.9%

5% or greater stockholders

BlackRock, Inc.(3)	8,955,218	—	8,955,218	17.8%

State Street Corporation(4)	5,817,955	—	5,817,955	11.5%

Vanguard Group(5)	5,406,274	—	5,406,274	10.7%

*	Represents beneficial ownership of less than 1% of our common stock.

1.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address of each of the beneficial owners named in the table above is c/o Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879.

2.

Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 30, 2023, and shares of common stock issuable under restricted stock unit (“RSU”) awards that vest within 60 days of March 30, 2023. Shares of common stock subject to stock options that are exercisable as of or within 60 days of March 30, 2023, and shares of common stock issuable under RSU awards that vest within 60 days of March 30, 2023 are deemed to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

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Stock Ownership Information

3.

Based solely on information provided in a Schedule 13G/A that was filed with the SEC on January 26, 2023, by BlackRock, Inc., BlackRock, Inc. is the beneficial owner of 8,955,218 shares of our common stock and has sole voting power with respect to 8,717,343 shares of our common stock and sole dispositive power with respect to 8,955,218 shares of our common stock as of December 31, 2022. Aggregate beneficial ownership reported by BlackRock, Inc. is on a consolidated basis and includes shares beneficially owned by the following subsidiaries of BlackRock, Inc., none of which individually beneficially owns 5% or greater of the outstanding shares of our common stock: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Luxembourg) S.A. and BlackRock Fund Managers Ltd, except for BlackRock Fund Advisors, which owns 5% or greater of shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

4.

Based solely on information provided in a Schedule 13G/A that was filed with the SEC on January 10, 2023, by State Street Corporation SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company reported sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 5,707,524 shares and shared dispositive power with respect to 5,817,955 shares of our common stock as of December 31, 2022. The address of the State Street Corporation is State Street Financial Center 1 Lincoln Street, Boston, MA 02111.

5.

Based solely on information provided in a Schedule 13G/A that was filed with the SEC on February 9, 2023, by The Vanguard Group, Inc., The Vanguard Group, Inc. reported sole voting power with respect to 0 shares, sole dispositive power with respect to 5,279,338 shares, shared voting power with respect to 83,153 shares and shared dispositive power with respect to 126,936 shares of our common stock as of December 30, 2022. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of securities reported herein. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

Background

At the annual meeting, stockholders will have an opportunity to vote for the election of Sujata Dayal, Zsolt Harsanyi, Ph.D., and Louis Sullivan, M.D. as Class II directors following the recommendation of the nominating and corporate governance committee. General George Joulwan is a Class II director through the date of the annual meeting and is not standing for reelection.

The company’s by-laws provide for the election of directors by a plurality of the votes cast by the stockholders at the annual meeting (i.e., the nominees who receive the most votes will be the nominees elected by the stockholders). If elected, the terms of Sujata Dayal, Zsolt Harsanyi, Ph.D. and Louis Sullivan, M.D. will expire at the 2026 annual meeting of stockholders upon the election and qualification of their successors. Proxies received by the company from stockholders will be voted to elect these three nominees, unless marked to the contrary. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce the number of directors.

Vote Required and Board Recommendation

As noted above, directors will be elected by a plurality of the votes properly cast by stockholders at the annual meeting. Votes withheld and broker non-votes will have no effect on the outcome of this vote. The Board of Directors recommends a vote “FOR” the election of all Class II director nominees.

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Proposals to be Voted on at the Annual Meeting

DIRECTORS AND NOMINEES

The following biographical information discloses each director’s and director nominee’s age, business experience, and other directorships held during the past five years. It also includes the experiences, attributes, and skills that caused the nominating and corporate governance committee and the Board of Directors to determine that the individual should serve as a director of the company and the year that each individual was first elected to the Board of Directors. Unless otherwise specified, each nominee has held his or her current position for at least five years.

Director Nominees

Class II Directors—Term to Expire at the 2023 Annual Meeting

Skills/Attributes: Age: 79 Director Since: 2004 Committees: • Audit and Finance • Scientific Review • Strategic Operations • Special Committee on Manufacturing and Quality Operations

ZSOLT HARSANYI, Ph.D.

Background:

Dr. Harsanyi has served as the chairman of our Board of Directors since April 2022 and as a director since August 2004. Dr. Harsanyi has also served as chairman of the board of N-Gene Research Laboratories, Inc., a privately-held biopharmaceutical company, since March 2011. Prior to that, Dr. Harsanyi served as chief executive officer and chairman of the board of directors of Exponential Biotherapies Inc., a private biotechnology company, from December 2004 to February 2011. In January 2016, Dr. Harsanyi returned to ExpoBio Inc. to serve as chairman of the board. Since August 2016, Dr. Harsanyi has been a director of Aptevo Therapeutics Inc., a publicly-traded biotech company which focuses on bringing novel oncology and hematology therapeutics to market. Dr. Harsanyi served as president of Porton International plc, a pharmaceutical and vaccine company, from January 1983 to December 2004. Dr. Harsanyi was a founder of Dynport Vaccine Company LLC in September 1996. Prior to joining Porton International, Dr. Harsanyi was vice president of corporate finance at E.F. Hutton, Inc. Previously, Dr. Harsanyi directed the first assessment of biotechnology for the U.S. Congress’ Office of Technology Assessment, served as a consultant to the President’s Commission for the Study of Ethical Problems in Medicine and Biomedical and Behavioral Research and was on the faculties of Microbiology and Genetics at Cornell Medical College. Dr. Harsanyi received a Ph.D. from Albert Einstein College of Medicine and a B.A. from Amherst College.

Qualifications:

We believe Dr. Harsanyi’s qualifications to serve on our Board of Directors include his industry experience, including his senior executive and financial positions.

Attribute Key

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Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 60 Director Since: 2022 Committees: • Nominating and Corporate Governance • Special Committee on Manufacturing and Quality Operations

SUJATA DAYAL

Background:

Ms. Dayal was appointed to the Emergent board in July 2022. Since March 2020, she has served as vice president and global chief compliance officer of Medline Industries, LP. Over the last two decades, Ms. Dayal has held roles of growing responsibility in compliance with a focus on healthcare compliance in the pharmaceutical and medical device industry. She previously served as a vice president, healthcare compliance at Johnson & Johnson from 2013 to 2020. Prior to that, she served on senior executive roles in ethics and compliance at Biomet, Inc. and Abbott Laboratories.

Ms. Dayal is an attorney by training with expertise in transactional work, regulatory law, privacy and compliance, including healthcare compliance and anti-corruption. She earned her J.D. from Chicago-Kent College of Law, LL.M. from Columbia University School of Law, LL.B. from Rajasthan University Law School in Jaipur, India, and B.A. Honors degree in Political Science from Lady Shri Ram College in New Delhi, India.

Qualifications:

We believe Ms. Dayal’s expertise in transactional work as well as regulatory and compliance enables her to meaningfully contribute to our Board of Directors.

Attribute Key

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Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 89 Director Since: 2006 Committees: • Audit and Finance • Compensation (Chair) • Nominating and Corporate Governance • Special Committee on Manufacturing and Quality Operations

LOUIS SULLIVAN, M.D.

Background:

Dr. Sullivan has served as a director since June 2006. Dr. Sullivan has served as president emeritus of Morehouse School of Medicine since July 2002. Dr. Sullivan served as president of Morehouse School of Medicine from 1981 to 1989 and from 1993 to 2002. From 1989 to 1993, Dr. Sullivan was Secretary of the Department of Health and Human Services. Dr. Sullivan serves on the board of directors of United Therapeutics Corporation, a publicly-traded biotechnology company. He served as a director for Henry Schein, Inc., a publicly-traded biotechnology company, from 2004 to June 2016. He was a founder and chairman of Medical Education for South African Blacks, Inc., a trustee of Africare, a director of the National Center on Addiction and Substance Abuse at Columbia University and chairman of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences. Dr. Sullivan received his M.D. from Boston University and a B.S. from Morehouse College.

Qualifications:

We believe Dr. Sullivan’s qualifications to serve on our Board of Directors include his extensive service on various other boards and service with public institutions, as well as his medical background and prior senior positions in other organizations.

Attribute Key

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Proposals to be Voted on at the Annual Meeting

Class II Directors — Term to Expire at the 2023 Annual Meeting Without Standing for Reelection

Skills/Attributes: Age: 83 Director Since: 2013 Committees: • Audit and Finance • Compensation • Nominating and Corporate Governance

GENERAL GEORGE JOULWAN

Background:

General George Joulwan (Ret.) has served as a director since July 2013. General Joulwan’s distinguished military career spans 36 years from 1961 to his retirement as a four-star general and the Supreme Allied Commander of NATO in 1997. In 1998 General Joulwan founded, and currently serves as president of, One Team, Inc., which provides business consulting services. Previously, General Joulwan served as a director of General Dynamics Corporation from 1998 through 2012, and currently serves on several private company and charitable boards. He was a professor at the United States Military Academy at West Point and served on the Board of Trustees for the United States Military Academy. General Joulwan was a professor of National Security Strategy at the National Defense University. General Joulwan is a graduate of West Point and holds a Master’s degree in Political Science and an Honorary Doctor of Law degree from Loyola University in Chicago.

Qualifications:

As a retired U.S. Army general, we believe General Joulwan brings a unique perspective to our Board. Through his extensive and distinguished military career, he has developed critical leadership and management skills that make him a significant contributor to our Board. We believe General Joulwan’s foreign policy experience and knowledge of the government and the military provide valuable insight into international defense markets and the global defense industry.

Attribute Key

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Proposals to be Voted on at the Annual Meeting

Continuing Directors

Class III Directors — Terms to Expire at the 2024 Annual Meeting

Skills/Attributes: Age: 71 Director Since: 2015 Committees: • Compensation • Scientific Review • Strategic Operations (Chair)

JEROME HAUER, Ph.D.

Background:

Dr. Hauer has served as a director since January 2015. He previously served on our Board of Directors from May 2004 to October 2011. Since 2017, Dr. Hauer has been a senior advisor at Teneo Risk, a worldwide CEO advisory firm and a visiting professor at Cranfield University/Defence Academy of the United Kingdom. Dr. Hauer is a Senior Associate at the Johns Hopkins Bloomberg School of Public Health, Division of Humanitarian Health. Before joining Teneo Risk, Dr. Hauer served as the Commissioner of New York State Division of Homeland Security and Emergency Services and Director of the Office of Counterterrorism. He is on the Board of the World Association for Disaster and Emergency Medicine and an Associate Editor of the Journal of Special Operations Medicine. Dr. Hauer also serves as chief executive officer of The Hauer Group (2014 to present and 2006 to 2011). Dr. Hauer served as Acting Assistant Secretary for the Office of Public Health Emergency Preparedness at the U.S. Department of Health and Human Services (“HHS”) from 2002 to 2003 and as director of the office of public health preparedness of HHS in 2002. Dr. Hauer served as the first director of the New York City Mayor’s Office of Emergency Management. He also served as the director of Emergency Medical Services and Emergency Management for the State of Indiana. Dr. Hauer holds a Ph.D. from Cranfield University/Defence Academy of the United Kingdom. He received an M.H.S. in public health from Johns Hopkins University School of Hygiene and Public Health and a B.A. from New York University. Dr. Hauer was a captain in the United States Army Reserves Medical Services Corps.

Qualifications:

We believe Dr. Hauer’s qualifications to serve on our Board of Directors include his significant experience in various governmental and public health organizations, as well as his experience on other boards.

Attribute Key

22 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 65 Director Since: 2019 Committees: • Strategic Operations

ROBERT KRAMER

Background:

Mr. Kramer has served as our president and chief executive officer since April 2019 and served as our president and chief operating officer from March 2018 to March 2019. Previously, he also served as our executive vice president, administration, chief financial officer and treasurer from September 2012 until his promotion to president and chief operating officer in March 2018. Mr. Kramer first joined us in 1999 as our chief financial officer. From 1999 until his prior retirement in 2010, he held various executive positions with the last being president of Emergent Biodefense Operations Lansing. Mr. Kramer returned to the company in 2011 as the interim head of the biosciences division, and then as interim executive vice president, corporate services division. Prior to joining us in 1999, Mr. Kramer held various financial management positions at Pharmacia Corporation, which subsequently merged with the Upjohn Company in 1995 and eventually became part of Pfizer Inc. Mr. Kramer currently serves on the Board of Directors of the U.S. Chamber of Commerce and the National Association of Manufacturers. Mr. Kramer holds an M.B.A. from Western Kentucky University and a B.S. in industrial management from Clemson University.

Qualifications:

We believe Mr. Kramer’s qualifications to serve on our Board of Directors include his extensive experience in senior management positions and his demonstrated business judgment, including his long service as a senior executive of our company.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 23

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 61 Director Since: 2020 Committees: • Audit and Finance (Chair) • Scientific Review • Strategic Operations

MARVIN WHITE

Background:

Mr. White’s current tenure as a director began in October 2020. Mr. White has served as President and Chief Executive Officer of Aptevo Therapeutics Inc. (“Aptevo”) and as a member of its Board of Directors since August 2016. Mr. White first served as a director of Emergent in June 2010, until his resignation from the Emergent Board of Directors in May 2016. He also served as a consultant to Emergent prior to joining Aptevo. From 2008 to March 2014, Mr. White served as the Chief Financial Officer of St. Vincent Health, and was responsible for finance, materials management, accounting, patient financial services and managed care for all 19 hospitals and 36 joint ventures. Prior to joining St. Vincent Health in 2008, Mr. White was the Chief Financial Officer of Lilly USA, a subsidiary of Eli Lilly and Company, where he also held leadership positions in Treasury and Corporate Finance and Investment Banking in the Corporate Strategy Group. Mr. White is a director of OneAmerica Financial Insurance Partners, Inc., a mutual insurance and financial services company based in Indianapolis, Indiana and Delta Dental of Washington, a Seattle based dental insurance company. From June 2014 until August 2016, Mr. White served on the board of directors of Washington Prime Group, a NYSE REIT that invests in shopping centers. From July 2015 until March 2017, Mr. White served on the board of directors of CoLucid Pharmaceuticals, Inc., a public pharmaceutical company. Mr. White earned his B.S. from Wilberforce University in Accounting and his M.B.A. in finance from Indiana University.

Qualifications:

We believe Mr. White’s qualifications to serve on our Board of Directors include his strong financial background, tenure as chief executive officer of Aptevo and experience gained from senior positions he has held with other biopharmaceutical organizations.

Attribute Key

24 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Class I Directors—Terms to Expire at the 2025 Annual Meeting

Skills/Attributes: Age: 51 Director Since: 2022 Committees: • Nominating and Corporate Governance • Strategic Operations

KEITH KATKIN

Background:

Mr. Katkin has served as a director since April 2022. He served as the chief executive officer and as a member of the board of directors of Urovant Sciences Ltd., a public biopharmaceutical company, from September 2017 until March 2020. Prior to Urovant, Mr. Katkin served as the president and chief executive officer of Avanir Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2007 to 2016, where he led the growth and ultimate sale of Avanir to Otsuka Pharmaceutical Co., Ltd. for $3.5 billion. Prior to joining Avanir, Mr. Katkin served as the vice president, commercial development for Peninsula Pharmaceuticals, Inc., a privately held biopharmaceutical company, where he played a key role in the concurrent initial public offering and ultimate sale of the company to Johnson & Johnson. Mr. Katkin currently serves on the boards of Eledon Pharmaceuticals, Inc. (chairman) and Syndax Pharmaceuticals, each of which is a publicly traded company, and as an adviser to the board of directors at Urovant. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and a B.S. in business and accounting from Indiana University. Mr. Katkin is also a licensed Certified Public Accountant.

Qualifications:

We believe Mr. Katkin’s substantial track record of driving growth for pharmaceutical and life sciences companies will be invaluable to the company’s mission.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 25

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 67 Director Since: 2005 Committees: • Audit and Finance • Nominating and Corporate Governance (Chair) • Strategic Operations

RONALD RICHARD

Background:

Mr. Richard has served as a director since January 2005. Mr. Richard has served as the president and chief executive officer of the Cleveland Foundation, the nation’s oldest community foundation, since June 2003. From August 2002 to February 2003, Mr. Richard served as president of Stem Cell Preservation, Inc., a start-up medical research company. After leaving Stem Cell Preservation and prior to joining our Board of Directors, Mr. Richard served as a strategic business advisor for IGEN International, Inc., a biotechnology company. Mr. Richard served as chief operating officer of In-Q-Tel, a venture capital fund that provides technologies to the Central Intelligence Agency, from March 2001 to August 2002. Prior to joining In-Q-Tel, Mr. Richard served in various senior management positions at Matsushita Electric (Panasonic), a consumer electronics company. Mr. Richard is a former U.S. foreign service officer. He served in Osaka/ Kobe, Japan and as a desk officer for North Korean, Greek and Turkish affairs at the U.S. Department of State in Washington, D.C. Mr. Richard previously served as chairman of the board of trustees of the International Biomedical Research Alliance, an academic joint venture among the NIH, Oxford University and Cambridge University. Mr. Richard received an M.A. in international relations from Johns Hopkins University School of Advanced International Studies and a B.A. in history from Washington University. He holds honorary doctorates in humane letters from Notre Dame College and Baldwin Wallace College and an honorary doctorate in science from the Northeast Ohio Medical College.

Qualifications:

We believe Mr. Richard’s qualifications to serve on our Board of Directors include his past and current industry experience, including his prior senior management positions, including positions in the biotechnology industry.

Attribute Key

26 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Skills/Attributes:

Age: 74

Director Since: 2016

Committees:

•  Compensation

•  Nominating and Corporate Governance

•  Scientific Review (Chair)

•  Strategic Operations

•  Special Committee on Manufacturing and Quality Operations (Chair)

KATHRYN ZOON, Ph.D.

Background:

Dr. Zoon has served as a director since November 2016. Dr. Zoon is currently NIAID/NIH Scientist Emeritus, a position she has held since August 2016. Dr. Zoon is also on the Board of Directors of the International Biomedical Research Alliance. Dr. Zoon has been a member of the National Academy of Medicine since 2002 and was also a member of the Division on Earth and Life Studies Committee, National Research Council, 2015-2020. In 2021, Dr. Zoon joined the non-profit organization, International Alliance for Biological Standardization, as a special advisor. She was also a Board member of the FDA Alumni Association from 2017-2020. From April 2016 to June 2016, she was Interim Director of the new NIH Office of Research Support and Compliance. She was also Chief of the Cytokine Biology Section in the Division of Intramural Research, National Institute of Allergy and Infectious Diseases (“NIAID”), NIH until July 2016, where she conducted research on human interferon alphas and developed a new cell therapy using IFNs and autologous monocytes and she is still collaborating with the National Cancer Institute on a clinical trial for ovarian cancer. She was previously the Scientific Director and the Director of the Division of Intramural Research at NIAID from 2006 to August 2015 and was the Deputy Director for Planning and Development of the Division of Intramural Research at NIAID, 2004 to 2006. Dr. Zoon served as the Principal Deputy Director of the Center for Cancer Research at the National Cancer Institute, 2003 to 2004. She served as the Director of the Center for Biologics Evaluation and Research (“CBER”), Food and Drug Administration (1992 to 2003), and a member of the NIH Scientific Directors from 1992 to 2015. Dr. Zoon was the Director of the Division of Cytokine Biology in CBER, 1988-1992. She studied the production and purification of human interferon at NIH from 1975 to 1980. She received her B.S. degree, cum laude, in chemistry from Rensselaer Polytechnic Institute and was granted a Ph.D. in biochemistry from the Johns Hopkins University. Dr. Zoon was an associate editor of the Journal of Interferon Research. She was President of the International Society for Interferon and Cytokine Research from 2000 to 2001. She has served a member of the World Health Organization’s Expert Committee on Biological Standards for almost two decades. In 2019, Dr. Zoon was honored by Women’s Inc. as one of the most influential corporate board directors. In 2021 Dr. Zoon was inducted into the Rensselaer Polytechnic Institute’s Hall of Fame.

Qualifications:

We believe Dr. Zoon’s expertise in regulatory matters and product development adds great depth and breadth to our Board of Directors.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 27

Proposals to be Voted on at the Annual Meeting

Board Diversity

28 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

DIRECTOR COMPENSATION

The compensation of our directors is established by our nominating and corporate governance committee based on information related to market practice provided by our independent compensation consultant WTW. This compensation is periodically reviewed with respect to cash retainers, meeting fees and equity incentives. The following table sets forth information for the fiscal year ended December 31, 2022, regarding the compensation of our directors who are not also named executive officers.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total

Zsolt Harsanyi, Ph.D.	$227,500	$285,000	$—	$512,500

Jerome Hauer, Ph.D.	$115,000	$285,000	$—	$400,000

George Joulwan	$105,000	$285,000	$—	$390,000

Ronald Richard	$127,500	$285,000	$—	$412,500

Louis Sullivan, M.D.	$125,000	$285,000	$—	$410,000

Marvin White	$113,750	$285,000	$—	$398,750

Sujata Dayal	$41,576	$375,000	$—	$416,576

Kathryn Zoon, Ph.D.	$142,500	$285,000	$—	$427,500

Keith Katkin	$71,250	$375,000	$—	$446,250

1.

The amounts in the “Stock Awards” column reflect the grant date fair value of equity awards granted to the directors named in the table above for the fiscal year ended December 31, 2022, calculated in accordance with SEC rules.

Under our director compensation program, non-employee directors receive the compensation set forth in the table below. We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Element	2022 Director Compensation Program and 2023 Director Compensation Program Amounts

Annual Retainer for Non-Employee Board Members	$70,000

Annual Retainer for Non-Executive Chairman of Board of Directors	$140,000

Board Meeting Fees	None

Committee Meeting Fees	None

Committee Chair Additional Retainer	$25,000 – Audit and Finance, Strategic Operations

$20,000 – Compensation, Nominating and Corporate Governance and Scientific Review

$20,000 – Other(1)

Committee Member Additional Retainer	$15,000 – Audit and Finance, Strategic Operations(2)

$10,000 – Compensation, Nominating and Corporate Governance and Scientific Review

$10,000 – Other(1)

Annual Equity Awards	$285,000 in RSUs per director

Initial Election Equity Awards(3)	$375,000 in RSUs per director

1.	Other includes the Special Committee on Manufacturing and Quality Operations.

2.	Employee Director (Robert Kramer) does not receive additional cash retainers for service on the Strategic Operations Committee.

3.	Initial election equity award values are inclusive of the annual equity award for the applicable year.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 29

Proposals to be Voted on at the Annual Meeting

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP currently serves as our Independent Registered Public Accounting Firm. After consideration of the firm’s qualifications and past performance, the audit and finance committee has appointed Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

Under NYSE and SEC rules and the audit and finance committee charter, the audit and finance committee is directly responsible for the selection, appointment, compensation and oversight of the company’s Independent Registered Public Accounting Firm and is not required to submit this appointment to a vote of the stockholders. Our Board and the audit and finance committee, however, consider the appointment of our Independent Registered Public Accounting Firm to be an important matter of stockholder concern and are submitting the appointment of Ernst & Young LLP for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young LLP is expected to be present at the virtual annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a direction to the audit and finance committee to consider the appointment of a different firm. Even if the appointment is ratified, the audit and finance committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm requires the affirmative vote of the majority of votes properly cast on such matter at the annual meeting. Abstentions will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the company’s Independent Registered Public Accounting Firm.

30 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

AUDIT AND FINANCE COMMITTEE REPORT

The audit and finance committee has reviewed our audited financial statements for the fiscal year ended December 31, 2022, and discussed them with management and the Independent Registered Public Accounting Firm.

The audit and finance committee also has received from, and discussed with, the Independent Registered Public Accounting Firm various communications that the Independent Registered Public Accounting Firm is required to provide to the audit and finance committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The audit and finance committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the audit and finance committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm their independence.

Based on the review and discussions referred to above, the audit and finance committee recommended to the Board of Directors of Emergent BioSolutions Inc. that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

By the Audit and Finance Committee of the Board of Directors of Emergent BioSolutions Inc.
Marvin White, Chair Zsolt Harsanyi, Ph.D.,
General George Joulwan
Ronald Richard Louis Sullivan, M.D.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 31

Proposals to be Voted on at the Annual Meeting

Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Ernst & Young LLP, our Independent Registered Public Accounting Firm, billed to us for each of the last two fiscal years for audit and other services. For the 2022 audit period, audit fees include an estimate of amounts not yet billed. None of the fees described in the following table were approved using the “de minimis exception” under SEC rules.

	December 31,
	2022	2021

Audit Fees	$5,132,297	$3,930,544

Audit-Related Fees	86,000	80,000

Tax Fees	33,096	46,625

Total	$5,251,393	$4,057,169

Audit Fees. Audit fees consist of fees for the audit of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements, which are not reported under “Audit Fees.”

Tax Fees. Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax advice and tax planning services relate to assistance with tax credit and deduction studies, including audit support.

Pre-Approval Policies and Procedures

Our audit and finance committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our Independent Registered Public Accounting Firm. These policies generally provide that we will not engage our Independent Registered Public Accounting Firm to render audit or non-audit services unless the service is specifically approved in advance by the audit and finance committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, our audit and finance committee may pre-approve specified types of services that are expected to be provided to us by our Independent Registered Public Accounting Firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The pre-approval of certain services may be delegated to one or more of the audit and finance committee’s members, but the decision must be reported to the full audit and finance committee at its next scheduled meeting.

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Proposals to be Voted on at the Annual Meeting

Proposal 3 – Advisory Vote to Approve 2022 Compensation of NEOs

Our Board has determined to provide our stockholders the opportunity to vote each year to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.

Our executive compensation programs are designed to attract, motivate, and retain executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on currently page 35 including “Compensation Discussion and Analysis” beginning on currently page 36 describes in detail our executive compensation programs and the decisions made by the compensation committee and the Board with respect to 2022. Highlights of our executive compensation program include the following:

1.	Pay should be linked to performance;

2.	Compensation opportunities should be competitive with relevant peer companies;

3.	The equity compensation program should align executive interests with those of stockholders; and

4.	Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. Our Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management and that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Pursuant to Section 14A of the Exchange Act, our Board is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to Emergent BioSolutions Inc.’s named executive officers in 2022, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related narrative discussions disclosed in this proxy statement, is hereby approved on an advisory basis.

As an advisory vote, this proposal is not binding. Although the vote is non-binding, our compensation committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our executive officers.

Vote Required and Board Recommendation

Approval of the advisory vote on NEO compensation for 2022 requires the affirmative vote of the majority of the votes properly cast on the matter at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the 2022 compensation of our named executive officers.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 33

IDENTIFICATION OF EXECUTIVE OFFICERS

Set forth below is information regarding the positions, ages and business experience of each of our current executive officers.

Name	Age	Position

Robert Kramer	65	President, Chief Executive Officer and Director

Richard Lindahl	59	Executive Vice President, Chief Financial Officer and Treasurer

Adam Havey	52	Executive Vice President and Chief Operating Officer

Jennifer Fox	50	Executive Vice President, External Affairs, General Counsel and Corporate Secretary

Coleen Glessner	52	Executive Vice President, Quality and Ethics and Compliance

Paul Williams	56	SVP, Products Business

Robert Kramer. For more information about Mr. Kramer, please see his biography under the caption “Directors and Nominees.”

Richard Lindahl. Mr. Lindahl was appointed as our executive vice president, chief financial officer and treasurer in March 2018. Mr. Lindahl has more than two decades of financial leadership experience. Prior to joining us, Mr. Lindahl served as chief financial officer of CEB Inc., a best practice insight and technology company, from May 2009 until April 2017 and as its principal accounting officer until July 2015. At CEB, Mr. Lindahl was responsible for managing finance strategy and operations, tax and investor relations initiatives, overseeing the corporate real estate, facilities and procurement functions and serving as chair of its investments and acquisitions committee. From 2006 until 2008, Mr. Lindahl served as senior vice president and treasurer of Sprint Nextel Corporation and from 2005 to 2006, he served as vice president and treasurer of Sprint Nextel. From 1997 until 2005, Mr. Lindahl served in various positions at Nextel Communications, Inc., including as treasurer and in financial planning and analysis roles. Prior to joining Nextel, from 1995 until 1997, Mr. Lindahl held the position of vice president, finance at Pocket Communications, Inc. Before 1995, Mr. Lindahl held various positions at MCI Communications Corp., Deloitte & Touche LLP, and Casher Associates, Inc. Mr. Lindahl earned an M.B.A. from the Darden School at the University of Virginia and a B.A. in computer science from Dartmouth College.

Adam Havey. Mr. Havey joined us in 2003 and has served as our executive vice president and chief operating officer since June 2021. Previously, he was executive vice president, business operations from April 2017 to June 2021. He also previously served as executive vice president and president, biodefense division from March 2011 to March 2017. Prior to that, Mr. Havey held various roles, including president of Emergent Biodefense Operations Lansing LLC from January 2009 to February 2011, vice president of business operations from November 2007 to December 2008, and senior director of manufacturing development from June 2006 to November 2007. Prior to joining us, Mr. Havey served in product development for Eli Lilly. He received a B.S. in chemical engineering from Michigan State University.

Jennifer Fox. Ms. Fox has served as our Executive Vice President, External Affairs, General Counsel and Corporate Secretary since March 2022. Prior to assuming her current role, she served as our Senior Vice President, Legal Affairs, Deputy General Counsel from January 2020 to February 2022 and as our Vice President, Associate General Counsel from December 2018 to December 2019. Before joining Emergent, Ms. Fox was an attorney and Shareholder at Brinks Gilson & Lione from October 2011 to November 2018, and previously an in-house attorney for Novozymes and GSK. Prior to her legal career, she worked as a research scientist at the National Institutes of Health and GSK. Ms. Fox received her J.D. from North Carolina Central University. She also received an M.S. in molecular biology and biochemistry and her B.S. in Biology from the University of Toledo.

Coleen Glessner. Ms. Glessner has served as Executive Vice President, Quality and Ethics and Compliance since March 2022. Prior to joining Emergent, she held multiple positions at Alexion Pharmaceuticals, Inc. including Senior Vice President, Chief Quality Officer from January 2017 to August 2021 and Vice President, Head of R&D Quality and Compliance from July 2015 to December 2016. Ms. Glessner also spent approximately 15 years in various roles at Pfizer Inc. Ms. Glessner received an M.B.A. from the Massachusetts Institute of Technology and a B.S. in Biology from the University of Pittsburgh.

Paul Williams. Mr. Williams has served as our Senior Vice President, Products Business since January 2023. In this role he leads Emergent’s medical countermeasures and commercial products business, including NARCAN® Nasal Spray. Prior to assuming his current role, Mr. Williams was Senior Vice President, Government-Medical Countermeasures from January 2022 to January 2023. He also served as the Interim Head of the Vaccines Business Unit from March to December 2021 and Vice President, Global Commercial, Vaccines from May 2020 to February 2021. Before joining Emergent, Mr. Williams was General Manager of Transplant Services at CareDx from June 2019 to May 2020 and held various positions at AMAG Pharmaceuticals from 2014 to 2019, including Senior Vice President, Women’s Health Division. Mr. Williams joined AMAG Pharmaceuticals from Lumara Health where he served on the management team in 2014 to prepare for and execute the sale of the company to AMAG. Mr. Williams additionally served as Senior Vice President & General Manager for Actavis, Inc. (now Allergan) from 2011 – 2013 and held various sales, marketing and operations leadership roles at MedImmune from 2006 to 2011 and Centocor from 1998 to 2006. Mr. Williams earned a B.S. in Finance from Virginia Tech and also holds a certificate of Strategic Marketing from The Wharton School (Executive Education).

34 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

EXECUTIVE COMPENSATION

Executive Compensation Processes

The compensation committee has implemented an annual review program for our executive officers under which it determines annual salary increases, annual cash bonus amounts and annual equity awards granted to our executive officers. Our chief executive officer and chief human resources officer prepare compensation recommendations regarding the compensation of each of our executive officers, other than the former executive chairman of the board and the chief executive officer, and present these recommendations to the compensation committee for approval. The compensation committee evaluates the overall performance of the chief executive officer and the other executive officers other than the former executive chairman based on achievement of corporate goals and objectives, achievement of individual goals, performance of job responsibilities and demonstration of behavioral competencies. The compensation committee then makes individual compensation decisions for the chief executive officer and the executive officers, other than the former executive chairman, based on these evaluations and competitive market data. The compensation committee previously evaluated the overall performance of the former executive chairman based on performance of job responsibilities and made compensation decisions for the former executive chairman based on this evaluation and competitive market data for comparable executive positions.

Our chief executive officer, chief financial officer, chief operating officer and chief human resources officer have the authority to grant stock options and RSUs to employees under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan. However, neither our chief executive officer nor any other officer has authority to grant stock options or RSUs: (i) to himself or herself; (ii) to any other director, executive officer, officer or other person whose compensation is determined by the compensation committee; or (iii) to any person whom the Board or the compensation committee may from time to time designate in writing.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 35

COMPENSATION DISCUSSION AND ANALYSIS

This section of our proxy statement provides our stockholders and other stakeholders with information about our executive compensation programs, decisions, and associated governance for our Named Executive Officers (NEOs) in 2022.

Named Executive Officers Title as of December 31, 2022

Robert Kramer

President, Chief Executive Officer and Director

Richard Lindahl

EVP, Chief Financial Officer and Treasurer

Adam Havey

EVP and Chief Operating Officer

Atul Saran(1)

EVP, Chief Strategy and Development Officer

Jennifer Fox(2)

EVP, External Affairs, General Counsel and Corporate Secretary

(1)	Mr. Saran was promoted to EVP, Chief Strategy and Development Officer, effective March 1, 2022 and subsequently ceased employment with the Company in March 2023.

(2)	Ms. Fox was promoted to EVP, External Affairs, General Counsel and Corporate Secretary effective March 1, 2022.

36 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Executive Compensation

EXECUTIVE SUMMARY

Year in Review

Our 2022 performance reflects the transition the company is undergoing and stands as a baseline from which we expect to grow post-pandemic. Key accomplishments for the year included the following:

○

Announced U.S. Food and Drug Administration (FDA) acceptance and priority review of supplemental New Drug Application for NARCAN® (naloxone HCl) Nasal Spray 4 mg as an over-the-counter (OTC) emergency treatment for known or suspected opioid overdose (subsequently, FDA approved NARCAN as an OTC treatment for this indication);

○

Executed on Quality Enhancement Plans across our manufacturing network, capital improvements and side readiness plans, rolled out enhanced quality-related governance at the Executive Management Team level and continued to evolve our Enterprise Risk Management framework and process;

○	Awarded an indefinite-delivery, indefinite-quantity procurement contract to supply RSDL (Reactive Skin Decontamination Lotion Kit) to the U.S. military, valued at up to $379.6 million;
○

Completed acquisition of TEMBEXA® (brincidofovir), an FDA-approved oral antiviral for the treatment of smallpox, and completed two deliveries to the Strategic National Stockpile by the end of the year;

○	FDA Acceptance of the Biologics License Application for AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted), our new anthrax vaccine candidate for approval.
○

Initiated Phase 1 study to assess the safety, tolerability, pharmacokinetics and pharmacodynamics of our product candidate that we are developing for potential initial intranasal treatment of acute cyanide poisoning;

○	Initiated Phase 1 study for Lassa virus vaccine candidate;
○

Entered into a collaboration agreement with Ridgeback Biotherapeutics (“Ridgeback Bio”) to expand the availability of Ebanga™ (Ansuvimab-zykl), a monoclonal antibody therapeutic approved by the FDA in December 2020 for the treatment of Ebola.

While we consider these to be important achievements for our business moving forward, our financial performance fell behind 2021, with total revenues of $1.1 billion, net income (loss) of $(223.8) million, adjusted net income (loss) of $(111.9) million, and adjusted EBITDA of $26.1 million. Below is a graphical illustration, which compares our 2022 total revenues, net income (loss), adjusted net income (loss), and adjusted EBITDA against the same key financial performance metrics for fiscal year 2021.

Key Financial Performance Metrics FY22 versus FY21 ($ million)

Notes: (1) See “Reconciliation of Non-GAAP Measures” for a reconciliation of this non-GAAP financial measure to the most closely related GAAP financial measure.

Alignment of Pay with Performance

While robust, these achievements fell short of the expectations we had at the start of 2022. Reflecting our commitment to aligning pay and performance, this resulted in the following:

○

Below target outcomes for annual cash incentive awards. Our corporate performance factor was scored at 70% of target, with the compensation committee exercising negative discretion in respect of the NEOs. The CEO’s annual cash incentive was reduced to 25% of target, with the corporate score for the other NEOs being reduced to 50% of target, resulting in actual annual incentives ranging from 25%-58% of their respective target after the incorporation of individual performance achievements as applicable.

○

2020-2022 PSUs vested slightly above target. The performance stock unit (PSU) awards granted in 2020 concluded their three-year performance period on December 31, 2022. The three-year cumulative Adjusted EBITDA as a percentage of GAAP revenue for the performance period was determined to be 26.6%, resulting in a 2020 PSU payout factor of 101.67% of target.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 37

Executive Compensation

○

Outstanding equity is valued below target. Reflecting our stock price at the end of 2022, recent equity awards have had an economic value lower than their grant date fair value, and in particular as it relates to stock options with no intrinsic value. The new pay versus performance disclosure on page 61 of this proxy statement further illustrates this as it relates to declining equity values over the past three years.

As a result of the financial, operational and stock price performance described above, actual compensation for 2022 was less than target. For Mr. Kramer, actual compensation, illustrated below, was worth approximately 27% of his target.

CEO Target versus Actual Direct Compensation in 2022(1)

(amounts in thousands)

Notes: (1) Actual direct compensation reflects bonus earned in respect of 2022 performance, and the intrinsic value of equity awards made in 2022 valued at our closing year-end stock price of $11.81, with PSUs valued assuming target performance achievement.

This demonstrates that our compensation programs continue to align the interests of our NEOs with the interests of our stockholders. We believe our compensation program provides a forward-looking incentive to our NEOs to deliver performance that drives sustainable increases in our stock value.

2022 Compensation at a Glance

The compensation committee approves the target compensation levels, mix and design for our executive officers. Our executive compensation program in 2022 was generally consistent with the prior year, comprising the following target direct compensation (base salary, target annual cash incentive, and target annual equity value) approved effective January 1, 2022. The pay mixes below exclude one-time awards made in 2022, which in the case of the CEO were 100% performance-based.

CEO Target Direct Compensation – $7,871,500

87% at-risk pay, subject to our compensation recoupment policy.

13% Base Salary	16% Annual Incentive	71% Equity Incentives

	100% Cash	25% PSUs	50% Stock Options	25% RSUs
	Based on corporate (100%) performance	○ PSU payout based on three-year cumulative adjusted EBITDA as a percentage of GAAP revenue. ○ Options and RSUs vest in three equal annual installments over a three-year period.

Other NEO Target Direct Compensation (average) – $2,520,000 to $2,670,000

77% at-risk pay, subject to our compensation recoupment policy.

23% Base Salary	14% Annual Incentive	64% Equity Incentives

	100% Cash	25% PSUs	50% Stock Options	25% RSUs
	Based on corporate (90%) and individual (10%) performance	○ PSUs based on three-year cumulative adjusted EBITDA as a percentage of GAAP revenue. ○ Options and RSUs vest in three equal annual installments over a three-year period.

38 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Executive Compensation

Below, we discuss in more detail certain 2022 one-time additional equity awards. As previously disclosed, in light of the prevailing market conditions, notably cross-industry challenges to retaining key personnel, the compensation committee evaluated the retention risks for the NEOs in light of the need for business continuity and improved company performance in future years. Following that review, the compensation committee approved the additional one-time equity awards discussed later in this section.

Looking to 2023

At our 2022 annual meeting of stockholders, approximately 93% of votes were cast in favor of our say-on-pay resolution, indicating widespread support for our executive compensation framework. In light of this outcome and the compensation committee’s view that our framework continues to reflect our compensation philosophy and principles, the compensation committee determined it should remain broadly consistent in 2023. That said, the compensation committee approved certain adjustments to its incentive plan framework to improve pay-for-performance alignment and enhance focus on key financial objectives, as outlined in more detail below:

○	Limited base salaries increases: Only two NEOs received base salary increases in 2022, reflecting merit adjustments and consideration of up-to-date market data.
○

Unchanged annual cash incentive opportunities with weighting of financial measures increased. There are no changes to the NEOs’ annual cash incentive opportunities for 2023. Payouts will continue to be earned based on a combination of corporate and individual performance goals weighted 90% and 10% respectively, other than for Mr. Kramer whose annual cash incentive will continue to be based solely on our corporate performance. Corporate performance will continue to reflect a combination of financial and operational priorities for the year, with the weighting of financial goals increased to formally account for 50% of the overall corporate performance factor.

○

Emphasis on PSUs increased; annual target award values not increased for NEOs, with one exception; and a revenue growth performance goal introduced. Annual equity award values remain comparable to 2022, with one NEO receiving a modest reduction in their grant value and the CEO’s target remaining subject to approval. In connection with her promotion and a market review, Ms. Fox’s target award was increased. The annual equity award mix for NEOs will be adjusted to place more emphasis on PSUs (50% from 25%), and equity awards will have the same vesting profiles as awards made in 2022. This has the added benefit of being less dilutive as the Company closely manages share usage. Starting with the 2023-2025 Plan cycle, vesting of PSUs will be based on performance relative to approved goals for two discrete financial components: 1) cumulative three-year adjusted EBITDA margin and 2) cumulative three-year revenues.

The compensation committee made these decisions holistically with due consideration of multiple factors and focused on the best interests of our stockholders. Our compensation program continues to emphasize equity-based compensation and pay for performance.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 39

Executive Compensation

COMPENSATION DESIGN

Compensation Philosophy

At Emergent, our mission is to protect and enhance life. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To be successful, we need to attract and retain top talent who embrace this vision to support our growth strategy in alignment with the long-term interests of our stockholders.

Our compensation philosophy informs the decisions made by the compensation committee, and our executive compensation programs are based on four key principles that embody this philosophy.

Our Compensation Philosophy

○   Supports a pay-for-performance culture

○   Focuses on achieving well-articulated goals

○   Demonstrates leadership values

○   Provides market-competitive compensation

○   Focuses on attracting and retaining top talent

○   Rewards individual contributions

○   Employs disciplined use of equity

Principle	How we achieve this at Emergent BioSolutions for our NEOs

Pay should be linked to performance.	✓	A significant portion of compensation is variable.
	✓	On average, 81% of NEO target direct compensation is based on performance, delivered in the form of either annual cash bonuses or equity awards.(1)

Equity compensation should align executive interests with those of stockholders.	✓	Equity compensation is awarded in a mix of PSUs, stock options and RSUs.
	✓	PSUs align rewards with underlying corporate performance.
	✓	Stock options align rewards with stock price performance.
	✓	RSUs align rewards to stock price performance and aid in executive retention.

Compensation opportunities should be competitive with relevant peer companies.	✓	Overall compensation is targeted within a range of the competitive market median.
	✓	Compensation peer groups reflect the industries we compete with for executive talent and take into account revenues, market capitalization, net income, headcount, and research & development expense.

Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.	✓	Executives participate in broad-based benefits that are generally available to all employees.
	✓	Any supplemental benefits or perquisites are considered on a case-by-case basis.
	✓	No NEO received supplemental benefits or perquisites in 2022.

Notes. (1) Average weighting of the target annual cash and equity incentives in all NEOs’ 2022 target compensation packages.

Strategic Alignment

Our 2020 – 2024 Corporate Growth Strategy was a five-year plan that focused on five pillars and associated 2024 Financial and Operational Goals. When reviewing the 2022 executive compensation program, this strategy provided a backdrop for measure selection and performance goals. In second half of 2022, we conducted an evaluation of our corporate performance relative to our 2020-2024 Strategic Plan and of changes to the external environment in which the Company operates. We decided to replace the 2020-2024 Strategic Plan with a new three-year strategy (2023-2025) and the performance goals were primarily set with reference to near-term priorities.

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Executive Compensation

Compensation Framework

The following table summarizes the core elements of the executive compensation program in operation during 2022.

	Target Compensation Mix(1)		Key Features in 2022
Pay Component	CEO	Other NEOs
Base Salary Provide compensation that is competitive.

✓ Reflects an executive’s role and scope of responsibility, and the experience, time in role, expertise, and future potential of the executive.

✓ Increases consideration of individual performance as well as overall company performance more broadly.

✓ Generally, within a competitive range of the 50th percentile as compared to peer group informed by the factors noted above.

Annual Cash Incentive Provide performance-based, short- term cash compensation relative to the achievement of pre-set objectives.

✓ Based on corporate performance for the CEO, and a combination of corporate (90%) and individual (10%) performance for the other participating NEOs.

✓ Payouts can range from 0% – 150% of target.

✓ Bonus targets generally set with reference to the market 50th percentile as well as internal relativities, where appropriate.

Equity Incentives Provide awards that align the interests of our executives with those of our stockholders over the long term.

✓ Granted in a combination of PSUs (25%), stock options (50%) and RSUs (25%).

✓ PSUs based on three-year cumulative adjusted EBITDA margin.

✓ Stock options and RSUs typically vest in three equal annual installments over a three-year period.

✓ Stock options subject to a seven-year term.

Retirement and Health and Welfare Benefits Promote healthiness and financial readiness for retirement.	—	—	✓ Executives participate in programs on the same basis as other employees. ✓ Benefits include health insurance, life and disability insurance, dental insurance and a 401(k) plan.

(1)	Data based on 2022 annual target compensation values, exclusive of one-time, performance-based equity grants made in 2022. Other NEOs is the average all of the NEOs other than the CEO.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 41

Executive Compensation

Compensation Policies and Practices

In furtherance of good governance, there are a number of policies and practices applicable to NEOs that we embrace.

What We Do		What We Don’t Do
At Emergent We...		At Emergent We Have...
✓	Pay for Performance	×	No single-trigger vesting of equity on a change-in-control.
✓	Deliver the majority of executive compensation in at-risk performance-based pay.	×	No tax gross-ups in connection with change-in-control severance payments and benefits.
✓	Maintain a robust compensation recoupment policy.	×	No backdating or repricing of options.
✓	Require meaningful stock ownership through defined guidelines.	×	No payment of dividends or dividend equivalents unless equity awards are earned and/or vested.
✓	Conduct regular market benchmarking against reasonable peers.	×	No short sales or other individual hedging transactions
✓	Maintain payout caps on variable compensation.	×	No employments agreements with executive officers.
✓	Conduct an annual risk assessment of compensation programs.	×	No excessive perquisites or benefits.
✓	Operate double-trigger change in control provisions.	×	No equity grants below 100% of fair market value.
✓	Retain an independent compensation consultant.

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Executive Compensation

COMPENSATION GOVERNANCE

Role of the Compensation Committee

The primary purpose of the compensation committee is to oversee the discharge of the responsibilities of the Board relating to compensation of the company’s executive officers, and comprises four independent directors, chaired by Dr. Sullivan. The compensation committee met seven times during 2022.

The core duties of the compensation committee include:

○	Evaluating the performance of and determining compensation for the Chief Executive Officer.
○	Evaluating the performance of other executive officers.
○	Reviewing compensation recommendations prepared by the Chief Executive Officer and Chief Human Resources Officer for other executive officers.
○	Overseeing our incentive plans, including approving performance goals and objectives applicable to executive officers, and the employee stock purchase plan.
○	Reviewing and discussing this Compensation Discussion and Analysis of executive compensation and the Compensation Committee Report.
○	Overseeing compensation risk management.
○	Staying abreast of emerging market trends and regulatory/legislative developments and evaluating the potential impact on broader compensation policies/programs, as appropriate.

Role of Advisors

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2022, the compensation committee retained WTW (formerly known as Willis Towers Watson) as an independent outside compensation consultant, which has been WTW’s role with the compensation committee for the last several years. In this capacity, WTW was invited to provide advice on market compensation practices, programs, and policies; provide competitive compensation data; review compensation-related recommendations from management; and assist with the implementation of various compensation decisions. Furthermore, WTW, frequently meets with management to gain input on objectives with respect to executive compensation in order to assist the compensation committee in its deliberations.

The compensation committee reviews independence annually, in accordance with SEC requirements, to understand any relationships between WTW and Emergent. Following an assessment in 2022, the compensation committee determined that WTW’s work had not raised a conflict of interest and that WTW is an independent compensation advisor to the compensation committee and the company.

Stockholder Engagement

Our Board and compensation committee recognize the importance of receiving regular input from our stockholders on important issues, including our executive compensation program. Our annual non-binding advisory vote on executive compensation provides an opportunity for all of our stockholders to have a regular say-on-pay, the results of which are considered by the compensation committee. Consistent with prior years, we received high levels of support with approximately 93% of votes cast in favor of our 2022 say-on-pay resolution. The compensation committee considered this outcome a positive reinforcement of our framework, which informed discussions on our 2022 executive compensation framework which remains largely unchanged.

Use of Market Data

The compensation committee reviews compensation levels and program design at comparable companies as part of its decision-making process so it can set total compensation levels that it believes are competitive and aligned with performance. Several peer groups are utilized to ensure high quality, relevant and reliable competitive market data that supports informed decision-making. The compensation committee generally sets NEO target total direct compensation to be competitive within this context, taking into consideration the scope of job responsibilities, individual performance, experience, internal pay equity and other relevant factors.	Our Compensation Peer Groups ○ Reviewed annually ○ Dual perspective (proxy and survey data) ○ Relevant industry representation ○ Appropriate relative size ○ Inform decision-making

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 43

Executive Compensation

Peer Group	Overview	Selection Criteria(1)
Proxy Peer Group	Publicly disclosed, line-by-line compensation data specific to the NEO population, limited to data reported externally by peer companies.

○  U.S.-based publicly traded companies;

○  Pharmaceutical, biotechnology healthcare equipment(2) and life sciences tools and services(3) industry classifications;

○  Relevant financial metrics: revenues between $900 million and $5.4 billion; market capitalization between $2.1 billion and $13.0 billion; positive net income; research & development expense between 5%-25% of revenue;

○  Headcount (full-time) of 1,200 to 7,500; and

○  Additional judgement lenses include, for example, assessing business mix relevance and international footprint.

Peer Groups	Broader competitive data limited to survey participants from a combination of WTW’s Pharmaceutical and Health Sciences survey and Radford’s Global Life Sciences survey.

○  Participants in two industry-relevant surveys by reputable providers;

○  Independent and publicly traded companies;

○  Radford peer group comprises companies with commercial biopharma, medical devices and diagnostics, or contract research / manufacturing industry classifications, with revenues between $600 million – $4.4 billion;

○  WTW peer group comprises companies with pharmaceutical, biotechnology, and healthcare equipment and supplies industry classifications, with revenues between $100 million and $4.7 billion; and

○  Broader non-industry data may be referenced if peer specific data is not available.

Notes. (1) Selection criteria are broadly consistent year-over-year, but financial criteria ranges are typically updated to reflect changes in Emergent’s size. (2) Healthcare equipment companies include manufacturers of health care equipment and devices, including medical instruments, drug delivery systems, cardiovascular and orthopedic devices, and diagnostic equipment. (3) Life sciences tools and services companies include companies enabling drug discovery, development, and a production continuum through the provision of analytical tools, instruments, consumables and supplies, clinical trial services and contract research services (primarily servicing the pharmaceutical and biotechnology industries).

No new companies were added in 2022, and two companies were removed due to acquisition activity. The compensation committee determined that the remaining 18 companies provided a sufficiently robust and relevant group to reference. The following companies were included in the Proxy Peer Group to inform 2022 compensation decisions.

New Additions for 2022	Retained for 2022[1]
○ n/a

1.  Alkermes plc;

2.  Amneal Pharmaceuticals, Inc.;

3.  Amphastar Pharmaceuticals, Inc.;

4.  Bio-Rad Laboratories, Inc.;

5.  Bio-Techne Corporation;

6.  Bruker Corporation;

7.  Catalent, Inc.;

8.  Exelixis, Inc.;

9.  Globus Medical, Inc.;

10. Horizon Therapeutics plc;

11. Incyte Corporation;

12. Integra LifeSciences Holdings Corporation;

13. Ionis Pharmaceuticals, Inc.;

14. Jazz Pharmaceuticals plc;

15. Masimo Corporation;

16. NuVasive, Inc.;

17. OPKO Health, Inc.; and

18. United Therapeutics Corporation.

○  Eighteen-company peer group to ensure sufficient robustness of data.

○  At the time of approval in late 2021 Emergent ranked at the 63rd percentile on revenue, 83rd percentile on net income, 43rd percentile on R&D expense as a percentage of revenue, 15th percentile on spot market capitalization, 26d percentile on trailing twelve-month market capitalization and the 56th percentile on headcount.

1.	Removals for 2022 due to acquisition: Varian Medical Systems, Inc. and PRA Health Sciences, Inc.

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Executive Compensation

On reviewing the market data, the compensation committee determined that each NEO was appropriately positioned relative to the competitive market ranges following the approved changes for 2022. As it relates to the CEO, the compensation committee adopted a phased approach to moving Mr. Kramer’s compensation within a range of the 50th percentile following his appointment to the role in April 2019. For 2022, Mr. Kramer’s target direct compensation was generally aligned with the market median of the proxy peer group described in this Section.

In November 2022, the compensation committee approved the Proxy Peer Group that would be used to inform 2023 compensation decisions.

○

Four companies were removed primarily due to revenue and market cap levels that were at the high-end of established range given sensitivity in comparing compensation levels to outsized peers: Bio-Rad Laboratories, Catalent, Horizon Therapeutics and Incyte Corporation

○	Three companies were added to improve Emergent’s comparability with the peer group median: CRISPR Therapeutics, Haemonetics Corporation and Neurocrine Biosciences.

No other changes were made, and the revised 17-company peer group remained sufficiently robust, with a moderate degree of stability year-on-year.

Compensation and Risk

The company maintains a number of policies intended to reflect our compensation philosophy. The key terms of these policies are summarized below.

Stock Ownership Requirements

We continue to believe it is important for directors and executives to have an equity stake in our company to help align their interests with those of our stockholders. Stock ownership guidelines are periodically reviewed and were last increased in 2020.

Minimum Executive Guidelines	○ Chief Executive Officer: Five times base salary(1) ○ Other Executive Officers: Two times base salary
Minimum Board Member Guidelines	○ Five times Board annual retainer fees(2)
Period to Comply	○ Five years from becoming a covered person under the policy
Counted Equity Interests	○ Stock owned outright by the officer or director ○ Unvested and vested RSUs and vested PSUs
Retention Requirement	○ Retention of 50% of the after-tax shares received upon the vesting of RSUs and PSUs or exercise of stock options until the time the applicable minimum guideline is met

(1)	Only applies if the Chief Executive Officer is also a member of the Board of Directors.

(2)	Annual retainer fees exclude meeting fees, committee retainers, committee chair retainers and lead independent director retainers (if applicable).

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 45

Executive Compensation

Compensation Recovery Policy

We have adopted a compensation recovery policy that is intended to encourage sound risk management and drive individual accountability, reflecting our commitment to leadership values as part of our compensation philosophy.

Covered Employees	○ Current and former Section 16 officers.
Covered Compensation

○  Compensation previously awarded up to three years preceding the date on which the Board determines that reimbursement is required.

○  Compensation includes:

○   Bonus, equity awards or incentive compensation previously awarded;

○   Unvested, restricted, or deferred equity awards previously granted;

○   Profits realized on the sale of certain securities; and

○   Any other compensation covered by Section 304 of the Sarbanes-Oxley Act.

Covered Events

○  Financial results that were achieved or operating metrics that were satisfied as a result of fraudulent or illegal conduct;

○  Certain restatements of our financial results are required due to material noncompliance with financial reporting requirements; and

○  Intentional misconduct that contributed in any material way to improper accounting or incorrect financial data resulting in a restatement of our financial results.

Board Authority	○ Determining whether a covered event has happened, and if so, by whom; and ○ Determining whether to pursue a recoupment.

Our compensation recovery policy is broadly consistent with proposed NYSE listing standards that were proposed in February 2023 and will be updating the policy to the extent required to fully comply with the NYSE listing standards within 60 days of the effective date of such listing standards.

Insider Trading Policy

Our Insider Trading Policy prohibits our directors and executive officers from entering into derivative transactions such as puts, calls, or short sales of our common stock (commonly referred to as hedging), among many other actions. Advance approval is required by the General Counsel if any director or executive officer wishes to pledge Emergent securities or hold Emergent securities in a margin account. We provide training and distribute periodic reminders to our directors and executive officers regarding this policy.

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Executive Compensation

2022 COMPENSATION DECISIONS AND OUTCOMES

Base Salary

The compensation committee approved the following annual base salaries effective January 1, 2022.

Role	2022 Base Salary	2021 Base Salary	Increase

Robert Kramer	$1,032,500	$1,000,000	3.3%

Richard Lindahl	$ 595,000	$ 575,000	3.5%

Adam Havey	$ 575,000	$ 555,000	3.6%

Atul Saran	$ 575,000	$ 555,000	3.6%

Jennifer Fox(1)	$ 485,000	n/a	n/a

(1)

Ms. Fox became an executive officer in March 2022 in conjunction with her promotion to EVP, External Affairs, General Counsel and Corporate Secretary. Effective December 2022, Ms. Fox received a salary increase from $485,000 to $585,000 as a result of her strong contributions, criticality of the role, market data for relevant roles and internal equity considerations.

Changes for Messrs. Kramer, Lindahl, Havey and Saran reflect merit adjustments. Salaries continue to be positioned within a competitive range of the applicable market data of the proxy peer group described in this Section.

Annual Cash Incentives

The annual bonus plan provides the compensation committee with the authority to award cash incentives to executive officers that are intended to motivate and compensate for the achievement of strategic, financial, operational and, with effect for 2022, individual performance objectives during the year.

		[				]
Target Annual Cash Incentive Award	x		Corporate Performance (90% - 100%)	+	Individual Performance (0% - 10%)		=	Actual Annual Cash Incentive Award

The amount payable under this plan is reviewed and approved by the compensation committee each year. For threshold performance a bonus of 50% of target is earned, and for maximum performance a bonus of 150% of target is earned. There was no change to the target opportunities for NEOs in 2022. The following target opportunities were set and reviewed with reference to the 50th percentile of applicable market data of the proxy peer group described above, as well as internal equity considerations:

Role	2022 Target Cash Incentive (% of Base Salary)	Corporate Performance Weighting	Individual Performance Weighting

Robert Kramer	120%	100%	0%

Richard Lindahl	60%	90%	10%

Adam Havey	60%	90%	10%

Atul Saran	60%	90%	10%

Jennifer Fox	60%	90%	10%

Executive Compensation

The compensation committee met in the first quarter of 2023 to assess corporate and individual performance in order to approve annual cash incentive awards to be paid in March 2023. Like other companies in our industry, rather than adopting a formulaic scorecard, judgement is applied in assessing performance against a number of objectives with reference to (i) annual corporate goals, (ii) the corporate operating plan goals and (iii) other general considerations. Performance is assessed against each objective and a rating is assigned indicating the extent to which goals were or were not met. The compensation committee can then apply judgement, taking into account broader performance considerations in determining a final corporate factor. The following table summarizes the outcome in respect of 2022 corporate performance.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 47

Executive Compensation

Corporate Objective	Not Met	Below	Met	Exceeded	Significantly Exceeded

Drive future growth by advancing our R&D pipeline and executing on M&A aspirations.			●

Strengthen our systems for safety, quality and compliance.		●

Meet our commitments to patients and customers.		●

Enhance our capability for broader impact.		●

Continue to evolve our culture in response to our mission.		●

Deliver our budgeted financial targets.	●

Corporate Performance Score (eligible employees)					70%

Additional Considerations:

As a result of the above achievements and performance relative to the formal corporate objectives, the compensation committee approved an overall Corporate Score at 70% of target for the vast majority of eligible participants. However, given ongoing business challenges, the compensation committee applied negative discretion in approving a Corporate Score of 50% of target for the NEOs with the exception of the CEO, who received a Corporate Score of 25% of target.

Reduced Corporate Performance Score (named executive officers)	25% (CEO) and 50% (other NEOs)

In respect of individual performance for those NEOs with an individual performance component in their annual cash incentive, which accounts for 10% of the overall outcome, the compensation committee considered the following achievements.

Role	Key Achievements
Richard Lindahl

○  Leadership of Finance and IT organizations during a challenging period for the company, serving as the primary company representative to our financial stakeholders.

○  Successfully delivered our Business Planning and Optimization efforts.

Adam Havey	○ Leadership of Commercial, Government, Services and R&D during a challenging period for the company. ○ Initiated Manufacturing Network assessment and updated business line strategies.
Atul Saran

○  Assumed responsibility for consolidated R&D function and re-established vision and strategy while serving as Co-Chair of the Product Development Committee.

○  Advanced the development of a number of key organizational leaders and was heavily involved in executed business development and M&A.

Jennifer Fox

○  Leadership of Legal and External Affairs during a challenging period for the company, including effectively managing ongoing significant litigation and investigations.

○  Effective support of Board governance efforts as well as Board succession planning and committee structure.

In aggregate, these achievements resulted in the compensation committee approving the following awards:

Role	Corporate Score (% of Target)	Individual Score (% of Target)	2022 Actual Cash Incentive	Actual Cash Incentive (% of Target)

Robert Kramer	25%	n/a	$309,750	25%

Richard Lindahl	50%	100%	$196,350	55%

Adam Havey	50%	50%	$172,770	50%

Atul Saran	50%	125%	$198,375	58%

Jennifer Fox	50%	100%	$193,050	55%

Equity Incentives

Equity incentives are granted as a combination of PSUs, stock options and RSUs, and represent the largest proportion of an NEOs’ target compensation. Target opportunities are determined using a combination of the survey data and peer proxy data, as applicable

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Executive Compensation

with reference to market median, but actual grants may be positioned above or below based on any number of factors, including role scope and criticality, individual performance, internal equity and broader market dynamics. The compensation committee reviews all components of each executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. The compensation committee may also consider the value of previously granted equity awards although this, or existing levels of ownership, will not necessarily cause the compensation committee to forego making, or reducing the amount of, any future award.

The compensation committee approved the following target opportunities related to the 2022 annual equity awards, with an equity mix consistent with last year.

		Equity Mix
Role	2022 Annual Target Opportunity(1)	PSUs	Stock Options	RSUs

Robert Kramer	$5,600,000	25%	50%	25%

Richard Lindahl	$1,600,000	25%	50%	25%

Adam Havey	$1,750,000	25%	50%	25%

Atul Saran	$1,600,000	25%	50%	25%

Jennifer Fox	$1,250,000	25%	50%	25%

Notes. (1) The value shown in the Summary Compensation Table is the actual grant value and can differ from target opportunities due to the impact of accounting valuations. The actual number of each type of equity granted is based on the closing price of our common stock on the NYSE one day prior to the date of grant.

Each equity compensation type serves a distinct purpose with respect to our compensation philosophy and principles, as summarized below.

Equity Type	Purpose	Key Features
PSUs	○ Align executives’ interests with the long-term interests of our stockholders; ○ Link pay to performance over a period of three years; and ○ Link pay to formally articulated goals.

○  The eventual number of PSUs earned is based on adjusted EBITDA margin on a cumulative basis over a three-year period;

○  Performance at threshold results in 50% of the PSUs being earned, increasing to 150% for maximum performance; no payout is awarded for performance below threshold;

○  Subject to continued service requirements, including either active employment or continued service as a consultant on the date that the compensation committee certifies performance; and

○  Any dividend equivalent payments are only paid after completion of the performance period and commensurate with the level of payout.

Stock Options	○ Align executives’ interests with the long-term interests of our stockholders; and ○ Reward for increases in stock price above the exercise price.

○  Exercise price equal to the fair market value of our common stock on the date of grant (defined as the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant);

○  Seven-year term; and

○  Vest in three equal annual installments beginning on the day prior to the one-year anniversary of the date of grant.

RSUs	○ Align executives’ interests with the long-term interests of our stockholders; and ○ Enhance retention when declines in stock price diminish the retentive or incentivizing effects of stock options.	○ Vest in three equal annual installments beginning on the day prior to the one-year anniversary of the date of grant.

We generally make an equity grant in the month following the hire date for new executives and in the month following the date of executive promotions. If circumstances warrant, we also may make equity grants at various other points throughout the year. The compensation committee approved all awards to executive officers in 2022.

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Executive Compensation

Additional Equity Awards

As disclosed last year, in light of the prevailing market conditions, notably cross-industry challenges to retaining key personnel, the compensation committee evaluated the retention risks for the NEOs in light of the need for business continuity and improved company performance in future years. Following that review, the compensation committee approved the additional one-time equity awards below.

		Equity Mix
Role	2022 Additional Equity Award(1)	PSUs	RSUs

Robert Kramer	$ 900,000	100%	0%

Richard Lindahl	$1,200,000	25%	75%

Adam Havey	$1,200,000	25%	75%

Atul Saran	$1,200,000	25%	75%

Jennifer Fox(2)	$1,200,000	25%	75%

Notes. (1) Approved value of awards made on March 1, 2022. (2) Ms. Fox received two separate awards, the first approved in March 2022 and the second approved in November 2022. The second award reflected specific features of her role, including criticality to the company and internal equity relative to the other NEOs.

To maximize alignment with stockholders’ interests, Mr. Kramer’s award was made in the form of PSUs, subject to the same cumulative three-year adjusted EBITDA as a percentage of GAAP revenue goals that applies to the other PSUs granted in 2022. Factoring in this award, Mr. Kramer’s total direct compensation for 2022 was positioned less than 4% above the midpoint of the market-median competitive range. Awards to the other NEOs were made as a mix of PSUs and RSUs, and the RSUs will vest, subject to continued service, on the second anniversary of grant.

Performance Stock Units

Since 2017, the compensation committee has utilized PSUs as a means to further align executives’ long-term interests with those of our stockholders, and link pay to multi-year performance objectives of strategic importance. For awards since 2020, performance goals have been based on cumulative adjusted EBITDA as a percentage of GAAP revenue, reflecting our focus on adjusted EBITDA performance as a key profitability metric . Prior to that, performance was based on final year adjusted net income as a percentage of GAAP revenue.

Accordingly, the PSUs granted in 2020 vested this year based upon the company’s achievement of a specific target of adjusted EBITDAas a percentage of GAAP revenue, measured on a three-year cumulative basis (adjusted EBITDA margin), as certified by the compensation committee in February 2023. The table below discloses the potential range of performance objective targets under the 2020 PSUs (Threshold, Target and Maximum), the final level of achievement and the ultimate payout factor.

Performance Ranges and Final Outcome Under 2020 PSUs
Performance Measure	Performance Objective Targets			Final Level of Achievement	Final 2020 PSU Payout Factor
	Threshold (50% Vests)	Target (100% Vests)	Maximum (150% Vests)

Adjusted EBITDA Margin	23.5%	26.5%	29.5%	26.6%	101.67%

In addition, the table below reports the original number of shares granted under the 2020 PSUs as well as the number of pre-tax shares actually issued based upon the final level of achievement of Adjusted EBITDA Margin.

Role(1)	Number of PSUs Originally Granted (Target)	Number of Shares Issued (Pre-Tax)

Robert Kramer	16,683	16,962

Richard Lindahl	6,104	6,206

Adam Havey	5,697	5,792

Atul Saran	5,697	5,792

Notes. (1) Ms. Fox is not listed as she did not receive PSUs as part of the 2020-2022 performance cycle.

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Benefits

We maintain broad-based benefit arrangements that are generally available to all employees as summarized below.

Benefit	Eligible	Key Features
Health & Welfare Insurance Benefits	All employees	✓ Executives are eligible to participate on the same basis as other employees. ✓ Includes health insurance, life and disability insurance and dental insurance.
401(k) Plan	All employees

✓  Executives are eligible to participate on the same basis as other employees.

✓  Matching contribution of 50% of elective deferrals for the year, up to 6% of the participant’s eligible compensation, subject to IRS limitations.

✓  Matching contribution is fully and immediately vested.

Severance and Change in Control

We provide severance and change of control arrangements to select employees, including our NEOs, which are reflected in our Second Amended and Restated Senior Management Severance Plan, effective July 16, 2015. The plan provides for payments and benefits as a result of involuntary termination without cause or termination of employment in particular circumstances in connection with a change of control. The purpose is to ensure ongoing retention of key executives when considering potential transactions that may create uncertainty as to their future employment.

Severance payments are expressed as a multiple of base salary and target bonus. Multiples range from 1.25 to 2.00 depending on an executive’s role and increase to 2.00 or 2.50 for a termination on a change-in-control. Other entitlements are also stipulated, including payment of unpaid base salary, earned but unpaid annual bonus, accrued paid time-off and a pro-rata target annual bonus for the year of termination. There are also provisions related to benefits continuation and equity treatment. Detailed information can be found in the ‘Executive Compensation – Payments Upon Termination or Change of Control’ section of this proxy statement.

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ADDITIONAL INFORMATION

Tax and Accounting Considerations

Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change-in-control, and the aggregate amount of such payments and benefits equals or exceeds three times the executive’s base amount (which is generally such executive’s average compensation from us over the five years prior to the change-of-control). The portion of the payments and benefits in excess of one-times base amount is treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to undergo a change-of-control, certain amounts received by our executives (for example, certain severance payments and amounts attributable to the accelerated vesting of stock options, RSUs and PSUs) could be excess parachute payments under Sections 280G and 4999 of the Code. As discussed below under “Payments Upon Termination or Change of Control” we do not provide executive officers with tax gross up payments in the event that Sections 280G and 4999 apply to their compensatory payments.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K of Emergent BioSolutions Inc. for the year ended December 31, 2022.

By the compensation committee of the Board of Directors of Emergent BioSolutions Inc.

Jerome M. Hauer, Ph.D.

General George A. Joulwan

Louis W. Sullivan, M.D., Chair

Kathryn Zoon, Ph.D.

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2022 Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2022, 2021 and 2020 regarding the compensation of our chief executive officer, chief financial officer, and our three other most highly compensated executive officers in the fiscal year ended December 31, 2022. We refer to these individuals throughout this proxy statement as our “named executive officers.”

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total

Robert Kramer President, Chief Executive Officer and Director	2022	$1,030,625	$3,699,993	$2,531,889	$309,750	$6,316	$7,578,573
	2021	$1,026,924	$2,800,026	$2,198,742	$900,000	$6,385	$6,932,076
	2020	$893,860	$2,050,007	$1,392,416	$1,225,020	$8,675	$5,569,978

Richard Lindahl Executive Vice President, Chief Financial Officer and Treasurer	2022	$593,878	$2,000,020	$723,365	$196,350	$9,150	$3,522,762
	2021	$577,357	$750,070	$588,908	$272,550	$8,700	$2,197,585
	2020	$549,390	$749,998	$509,425	$462,012	$10,475	$2,281,300

Adam Havey Executive Vice President and Chief Operating Officer	2022	$574,846	$2,075,000	$791,185	$172,770	$7,825	$3,621,626
	2021	$574,270	$700,053	$549,630	$261,405	$7,425	$2,092,783
	2020	$546,507	$700,047	$475,413	$445,204	$8,357	$2,175,528

Jennifer Fox Executive Vice President, External Affairs, General Counsel and Corporate Secretary	2022	$473,544	$1,750,103	$497,360	$193,050	$9,150	$2,923,207

Atul Saran(6) Former Executive Vice President and Chief Strategy and Development Officer	2022	$574,846	$2,000,020	$723,365	$198,375	$8,262	$3,504,868
	2021	$553,885	$700,053	$549,630	$258,075	$8,700	$2,070,344
	2020	$528,803	$700,047	$475,413	$445,204	$9,565	$2,159,032

(1)	Includes amounts deferred at the direction of the NEO to our 401(k) plan over 26 pay periods and amounts paid to such executive officer for accrued and unused paid time off.

(2)

The amounts included in the “Stock Awards” column reflect the grant date fair value of RSU awards and performance stock unit (“PSU”) awards granted to the NEOs in the fiscal years indicated, calculated in accordance with SEC rules. For 2022, compensation included in Stock Awards included the following amounts for PSUs for Mr. Kramer, Mr. Lindahl, Mr. Havey, Ms. Fox and Mr. Saran, respectively: $2,299,983, $699,984, $737,474, $488,785 and $699,984, which amounts represent the company’s best estimate for probable outcome at the time of grant. The maximum value that these grants could vest at for Mr. Kramer, Mr. Lindahl, Mr. Havey, Ms. Fox and Mr. Saran, respectively is: $3,449,975, $1,049,976, $1,106,212, $733,178 and $1,049,976. For a discussion of our valuation assumptions, see Note 2 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

The amounts in the “Option Awards” column reflect grant date fair value of stock option awards granted to the NEOs in the fiscal years indicated, calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the amounts earned by the NEOs under the company’s Annual Bonus Plan for Executive Officers. Please see the “Annual Cash Incentives” discussion in the “Compensation Discussion and Analysis” section of the proxy statement.

(5)	For 2022, 2021 and 2020, this amount represents 401(k) plan matching contributions and life insurance premiums.

(6)	Mr. Saran left the company in March 2023 in connection with a corporate reorganization.

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Employment Agreements/Separation Arrangements

During fiscal 2022, none of our NEOs had an employment agreement with us.

During fiscal 2022, each of our NEOs was eligible for severance benefits pursuant to the Senior Management Severance Plan for the entire year, as summarized under “— Payments Upon Termination or Change of Control.”

On an annual basis, the compensation committee determines salary increases, cash bonus amounts and equity awards for our NEOs. In addition, the compensation committee determines target annual cash bonuses as a percentage of each NEO’s annual base salary. We do not have any formal or informal policy for the amount of executive salary and bonus in proportion to total compensation.

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2022 Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to each NEO during the fiscal year ended December 31, 2022, under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum	All other Stock Awards: Number of Shares of Stock or Units(1)	All other Option Awards: Number of Securities Underlying Options(2)	Exercise Price of Option Awards ($/sh)(3)	Closing Price of Option Awards on date of Grant ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)

Robert Kramer	3/1/20222	—	—	—	—	—	—	33,833	—	$—	$—	$1,400,010
	3/1/2022	—	—	—	—	—	—	—	135,330	$41.38	$43.56	$2,531,889

	3/1/2022	—	—	—	16,917	33,833	50,750	—	—	$—	$—	$1,400,010

	3/1/2022	—	—	—	10,875	21,749	32,624	—	—	$—	$—	$899,974

		619,500	1,239,000	1,858,500	—	—	—	—	—	$—	$—	$—

Richard Lindahl	3/1/2022	—	—	—	—	—	—	21,750	—	$—	$—	$900,015
	3/1/2022	—	—	—	—	—	—	9,667	—	$—	$—	$400,020

	3/1/2022	—	—	—	—	—	—	—	38,664	$41.38	$43.56	$723,365

	3/1/2022	—	—	—	4,834	9,667	14,501	—	—	$—	$—	$400,020

	3/1/2022	—	—	—	3,625	7,249	10,874	—	—	$—	$—	$299,964

		178,500	357,000	535,500	—	—	—	—		$—	$—	$—

Adam Havey	3/1/2022	—	—	—	—	—	—	21,750	—	$—	$—	$900,015
	3/1/2022	—	—	—	—	—	—	10,573	—	$—	$—	$437,511

	3/1/2022	—	—	—	—	—	—	—	42,289	$41.38	$43.56	$791,185

	3/1/2022	—	—	—	5,287	10,573	15,860	—	—	$—	$—	$437,511

	3/1/2022	—	—	—	3,625	7,249	10,874	—	—	$—	$—	$299,964

		172,500	345,000	517,500	—	—	—	—	—	$—	$—	$—

Jennifer Fox	3/1/2022	—	—	—	—	—	—	9,063	—	$—	$—	$375,027
	3/1/2022	—	—	—	—	—	—	4,169	—	$—	$—	$172,513

	3/1/2022	—	—	—	—	—	—	4,562	—	$—	$—	$188,776

	3/1/2022	—	—	—	—	—	—	—	8,338	$41.38	$43.56	$155,996

	3/1/2022	—	—	—	—	—	—	—	18,246	$4.38	$43.56	$341,364

	3/1/2022	—	—	—	2,281	4,562	6,843	—	—	$—	$—	$188,776

	3/1/2022	—	—	—	1,511	3,021	4,532	—	—	$—	$—	$125,009

	12/9/2022	—	—	—				42,135	—	$—	$—	$525,002

	12/9/2022	—	—	—	7,023	14,045	21,068	—	—	$—	$—	$175,001

		175,500	351,000	526,500	—	—	—	—	—	$—	$—	$—

Atul Saran	3/1/2022	—	—	—	—	—	—	21,750	—	$—	$—	$900,015
	3/1/2022	—	—	—	—	—	—	9,667	—	$—	$—	$400,020

	3/1/2022	—	—	—	—	—	—	—	38,664	$41.38	$43.56	$723,365

	3/1/2022	—	—	—	4,834	9,667	14,501	—	—	$—	$—	$400,020

	3/1/2022	—	—	—	3,625	7,249	10,874,	—	—	$—	$—	$299,964

		172,500	345,000	517,500	—	—	—	—	—	$—	$—	$—

1.	Represents shares of common stock underlying an RSU award.

2.	Represents shares of common stock issuable upon exercise of stock options.

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3.	Represents the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant.

4.	Represents the closing sales price of our common stock on the NYSE on the date of grant.

5.

The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

In 2022, equity awards granted to our NEOs were granted under the Emergent BioSolutions Inc. Stock Incentive Plan. Each option and RSU grant vests in three equal installments on the day prior to the first, second and third annual anniversaries of the grant date and each option has a term of seven years. All stock options have an exercise price equal to the closing sale price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. Under the terms of the agreements governing the RSU awards granted to our NEOs in 2022, each NEO is entitled to receive, at the time of the issuance of any shares upon vesting of the applicable RSU award, an amount of cash equal to the aggregate amount of all dividends paid by us between the date of grant and the issuance of such shares, if any. The PSUs granted to NEOs in fiscal year 2022 will result in the issuance of a number of shares (and cash equal to the aggregate amount of dividends paid by us between the grant date and the date of issuance of such shares with respect to the number of shares that vest under the PSUs based on the level of achievement of the performance goals) based on the level of achievement with respect to Adjusted EBITDA as a percentage of GAAP revenue on a cumulative basis over the trailing three year period. The PSUs granted to NEOs in fiscal year 2023 result in the issuance of a number of shares (and cash equal to the aggregate amount of dividends paid by us between the grant date and the date of issuance of such shares, in each case with respect to the number of shares that vest under the PSUs based on the level of achievement of the performance goals) based on the level of achievement with respect to Total Revenues and Adjusted EBITDA as a percentage of GAAP revenue on a cumulative basis over the three-year performance period. Achievement of the threshold performance objective, target performance objective and maximum performance objective results in a share (and corresponding cash relating to dividends paid by the company between the grant date and the date of issuance of shares) payout of 50%, 100% and 150% of the target number of shares, respectively. Performance below the 50% threshold will result in no payout. For further details regarding our PSU grants, including those made after December 31, 2022, please see the section of this proxy statement titled “Compensation, Discussion and Analysis”.

2022 Option Exercises and Stock Awards Vested

The following table sets forth information regarding the exercise of stock options and the vesting of RSU and PSU awards during the fiscal year ended December 31, 2022, for each of the NEOs on an aggregate basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Robert Kramer	—	$—	30,551	$1,281,792

Adam Havey	—	$—	11,757	$492,622

Atul Saran	—	$—	11,757	$492,622

Jennifer Fox	—	$—	3,474	$114,737

Richard Lindahl	—	$—	11,981	$502,117

(1)	The amounts in the “Value Realized on Vesting” column are calculated based on the closing market price per share of our common stock on the vesting date.

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2022 Outstanding Equity Awards At Fiscal Year End

The following table sets forth information regarding unexercised stock options, unvested RSUs and unvested PSUs outstanding as of December 31, 2022 for each of the NEOs.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Equity Awards
Name	Exercisable	Unexercisable		Option Award Exercise Price	Option Award Expiration Date	Unvested Restricted Stock Unit Awards		Market Value Unvested Restricted Stock Unit Awards		Unvested Performance Stock Unit Awards		Market Value Unvested Performance Stock Unit Awards

Robert Kramer	19,638	—		$30.63	2/27/2024	—		$—		—		$—

	23,670	—		$49.64	2/26/2025	—		$—		—		$—

	2,586	—		$48.33	5/7/2025	—		$—		—		$—

	47,197	—		$61.01	2/25/2026	—		$—		—		$—

	44,443	22,288	(1)	$61.44	2/24/2027	—		$—		—		$—

	19,966	39,932	(2)	$93.49	2/23/2028	—		$—		—		$—

	—	135,330	(3)	$41.38	2/28/2029	—		$—		—		$—

	—	—		$—	—	5,561	(4)	$65,675	(10)	—		$—

	—	—		$—	—	9,983	(5)	$117,899	(10)	—		$—

	—	—		$—	—	33,833	(6)	$399,568	(10)	—		$—

	—	—		$—	—	—		$—		16,683	(11)	$197,026	(13)

	—	—		$—	—	—		$—		14,975	(12)	$176,855	(13)

	—	—		$—	—	—		$—		33,833	(12)	$399,568	(13)

	—	—		$—	—	—		$—		21,749	(12)	$256,856	(13)

Richard Lindahl	19,963	—		$48.33	5/7/2025	—		$—		—		$—

	20,321	—		$61.01	2/25/2026	—		$—		—		$—

	16,260	8,154	(1)	$61.44	2/24/2027	—		$—		—		$—

	5,348	10,695	(2)	$93.49	2/23/2028	—		$—		—		$—

	—	38,664	(3)	$41.38	2/28/2029	—		$—		—		$—

	—	—		$—	—	2,034	(4)	$24,022	(10)	—		$—

	—	—		$—	—	2,674	(5)	$31,580	(10)	—		$—

	—	—		$—	—	21,750	(7)	$256,868	(10)	—		$—

	—	—		$—	—	9,667	(6)	$114,167	(10)	—		$—

	—	—		$—	—	—		$—		6,104	(11)	$72,088	(13)

	—	—		$—	—	—		$—		4,012	(12)	$47,382	(13)

	—	—		$—	—	—		$—		9,667	(12)	$114,167	(13)

	—	—		$—	—	—		$—		7,249	(12)	$85,611	(13)

Adam Havey	20,321	—		$61.01	2/25/2026	—		$—		—		$—

	15,175	7,609	(1)	$61.44	2/24/2027	—		$—		—		$—

	4,991	9,982	(2)	$93.49	2/23/2028	—		$—		—		$—

	—	42,289	(3)	$41.38	2/28/2029	—		$—		—		$—

	—	—		$—	—	1,899	(4)	$22,427	(10)	—		$—

	—	—		$—	—	2,496	(5)	$29,478	(10)	—		$—

	—	—		$—	—	21,750	(7)	$256,868	(10)	—		$—

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	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Equity Awards
Name	Exercisable	Unexercisable		Option Award Exercise Price	Option Award Expiration Date	Unvested Restricted Stock Unit Awards		Market Value Unvested Restricted Stock Unit Awards		Unvested Performance Stock Unit Awards		Market Value Unvested Performance Stock Unit Awards

	—	—		$—	—	10,573	(6)	$124,867	(10)	—		$—

	—	—		$—	—	—		$—		5,697	(11)	$67,282	(13)

	—	—		$—	—	—		$—		3,744	(12)	$44,217	(13)

	—	—		$—	—	—		$—		10,573	(12)	$124,867	(13)

	—	—		$—	—	—		$—		7,249	(12)	$85,611	(13)

Jennifer Fox	1,558	—		$64.24	1/10/2026	—		$—		—		$—

	2,982	1,494	(1)	$61.44	2/24/2027	—		$—		—		$—

	1,337	2,675	(2)	$93.49	2/23/2028	—		$—		—		$—

	—	18,246	(3)	$41.38	2/28/2029	—		$—		—		$—

	—	8,338	(3)	$41.38	2/28/2029	—		$—		—		$—

	—	—		$—	—	746	(4)	$8,810	(10)	—		$—

	—	—		$—	—	1,337	(5)	$15,790	(10)	—		$—

	—	—		$—	—	2,822	(8)	$33,328	(10)	—		$—

	—	—		$—	—	9,063	(6)	$107,034	(10)	—		$—

	—	—		$—	—	4,169	(7)	$49,236	(10)	—		$—

	—	—		$—	—	4,562	(6)	$53,877	(10)	—		$—

	—	—		$—	—	42,135	(9)	$497,614	(10)	—		$—

	—	—		$—	—	—		$—		4,562	(12)	$53,877	(13)

	—	—		$—	—	—		$—		3,021	(12)	$35,678	(13)

	—	—		$—	—	—		$—		14,045	(12)	$165,871	(13)

Atul Saran	20,083	—		$36.09	8/7/2024	—		$—		—		$—

	21,253	—		$49.64	2/26/2025	—		$—		—		$—

	20,321	—		$61.01	2/25/2026	—		$—		—		$—

	15,175	7,609	(1)	$61.44	2/24/2027	—		$—		—		$—

	4,991	9,982	(2)	$93.49	2/23/2028	—		$—		—		$—

	—	38,664	(3)	$41.38	2/28/2029	—		$—		—		$—

	—	—		$—	—	1,899	(4)	$22,427	(10)	—		$—

	—	—		$—	—	2,496	(5)	$29,478	(10)	—		$—

	—	—		$—	—	21,750	(14)	$256,868	(10)	—		$—

	—	—		$—	—	9,667	(6)	$114,167	(10)	—		$—

	—	—		$—	—	—		$—		5,697	(11)	$67,282	(13)

	—	—		$—	—	—		$—		3,744	(12)	$44,217	(13)

	—	—		$—	—	—		$—		9,667	(12)	$114,167	(13)

	—	—		$—	—	—		$—		7,249	(12)	$85,611	(13)

(1)	The unexercisable portion of this stock option award vested on February 24, 2023.

(2)	Approximately one half of the unvested portion vested on February 23, 2023 and the remainder will vest on February 23, 2024.

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(3)	Approximately one third of the unexercisable portion vested on February 28, 2023 and approximately one third of the unexercisable portion will vest on February 29, 2024 and February 28, 2025.

(4)	The unvested portion of this RSU award vested on February 24, 2023.

(5)	Approximately one half of the unvested portion of this RSU award vested on February 23, 2023 and the remainder will vest on February 23, 2024.

(6)	Approximately one third of this RSU award vested on February 28, 2023 and the remainder will vest on February 29, 2024 and February 28, 2025.

(7)	The unvested portion of this RSU award will vest on February 29, 2024.

(8)	Approximately one half of the unvested portion of this RSU award vested on November 11, 2023 and the remainder will vest on November 11, 2024.

(9)	The unvested portion of this RSU award will vest on December 8, 2024.

(10)	Represents the closing price of our common stock on December 31, 2022 multiplied by the number of shares underlying the unvested portion of the RSU award as of December 31, 2022.

(11)	This PSU award vested on February 8, 2023 at approximately 102% of the amount awarded.

(12)	The unvested portion of this PSU award will vest upon satisfaction of the underlying performance criteria of adjusted EBITDA as a percentage of revenue.

(13)	Represents the closing price of our common stock on December 31, 2022 multiplied by the number of shares underlying the unvested portion of the PSU award as of December 31, 2022.

(14)	The unvested portion of this RSU award vested on March 18, 2023.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 59

Executive Compensation

Pay Ratio Disclosure

In August 2015, the SEC adopted a rule requiring disclosure of the ratio of the chief executive officer’s annual total compensation to the total annual compensation of the median employee.

In determining the median employee, a list of all full-time and part-time employees, exclusive of Mr. Kramer, was prepared based on active employees included in the company’s payroll system as of December 31, 2022. Salaries and wages were annualized for those employees who were not employed for the full year of 2022. Salaries and wages were ranked from lowest to highest, and the compensation (base pay, plus bonus) of the median employee was selected from the list. The total annual compensation of the median employee was then calculated in the same manner as the total compensation disclosed for Mr. Kramer.

The ratio of compensation of our chief executive officer to the median employee’s compensation is as follows:

Annual total compensation of Robert Kramer, Chief Executive Officer	$7,578,573,

Annual total compensation of the median employee(1)	$117,393

Ratio of Chief Executive Officer to median employee compensation	65:1

(1)	Annual total compensation of the median employee consisted of base pay, bonus (paid in 2023, but earned in 2022) and 401(k) match (where applicable).

60 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

PAY VS. PERFORMANCE DISCLOSURE
The table set forth below summarizes information to show the relationship between NEO compensation and certain financial performance measures for fiscal years 2020, 2021 and 2022. This information is provided in accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on		Net Income (Loss) ( in millions ) (5)	Total Revenues ( in millions) (5)
					Total Shareholder Return	Peer Group Total Shareholder Return (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$7,578,573	$508,270	$3,393,116	$951,561	$21.89	$140.85	$(223.8)	$1,120.9

2021	$6,932,076	$532,388	$2,469,172	$192,682	$80.57	$121.80	$230.9	$1,792.7

2020	$5,569,978	$10,223,966	$2,457,336	$5,035,083	$166.08	$108.63	$305.1	$1,555.4

(1)	Mr. Kramer was our principal executive officer (PEO) for each of 2022, 2021 and 2020.

(2)
The dollar amounts reported in the “Compensation Actually Paid to PEO” column and the “Average Compensation Actually Paid to
Non-PEO
Named Executive Officers” column represent the amount of “compensation actually paid” (“CAP”) to our PEO and the “average compensation actually paid” to our non-PEO
NEOs, respectively, as computed in accordance with Item 402(v) of Regulation
S-K.
While the SEC rules require us to disclose these amounts, they do not correlate to actual amounts that will or may be paid to our NEOs. The actual amounts that will or may be paid to each NEO will be determined following the completion of the applicable service and/or performance period based upon the actual achievement over such service and/or performance period. Supplemental tables reconciling compensation reported in our summary compensation table to CAP for our PEO is provided below.

(3)
The non-PEO NEOs for 2022 were Mr. Lindahl, Mr. Havey, Ms. Fox and Mr. Saran, our former Chief Strategy and Development Officer, and for each of 2021 and 2020 the non-PEO NEOs were Mr. El-Hibri, Mr. Lindahl, Mr. Havey and Mr. Saran. Supplemental tables reconciling compensation reported in our summary compensation table to CAP for the average of our non-PEO NEOs is provided below.

(4)	Peer Group reflects published data for the S&P Biotechnology Index.

(5)
Net income (loss) and Total Revenues for each year shown, as disclosed in the company’s annual report on Form
10-K
for the corresponding year. Total Revenues is our “Company-Selected Measure” as set forth in Regulation S-K 402(v).

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 61

Pay Vs. Performance Disclosure

Supplemental Tables:
PEO SCT to CAP Reconciliation

Fiscal Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments	Compensation Actually Paid to PEO

2022	$7,578,573	$(6,231,882)	$(838,421)	$508,270

2021	$6,932,076	$(4,998,767)	$(1,400,921)	$532,388

2020	$5,569,978	$(3,442,423)	$8,096,411	$10,223,966
PEO Equity Award Adjustment Reconciliation

Fiscal Year	Year-End Fair Value of Outstanding and Unvested Equity Awards	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Year-over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2022	$1,391,610	$(1,603,115)	$—	$(626,916)	$—	$—	$(838,421)

2021	$1,869,759	$(3,301,247)	$—	$30,567	$—	$—	$(1,400,921)

2020	$5,854,355	$1,898,642	$—	$343,414	$—	$—	$8,096,411
Average non-PEO NEO SCT to CAP Reconciliation

Fiscal Year	Average Reported Summary Compensation Table Total for non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Compensation Actually Paid to non-PEO NEOs

2022	$3,393,116	$(2,640,104)	$198,549	$951,561

2021	$2,469,172	$(1,539,799)	$(736,691)	$192,682

2020	$2,457,336	$(1,406,360)	$3,984,107	$5,035,083
Average non-PEO NEO Equity Award Adjustment Reconciliation

Fiscal Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards	Year-over-Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Vesting Date of Equity Awards Granted and Vested in the Covered Year	Year-over-Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Average Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2022	$764,901	$(389,222)	$—	$(177,130)	$—	$—	$198,549

2021	$575,964	$(1,417,932)	$—	$105,276	$—	$—	$(736,691)

2020	$2,391,709	$1,136,285	$—	$456,113	$—	$—	$3,984,107

62 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Pay Vs. Performance Disclosure

Relationship Between Compensation Actually Paid and Performance
The graphs below show the following relationships:

(1)
Relationship between compensation “actually paid” to the PEO and average actual compensation paid to the company’s non-PEO NEOs and the company’s cumulative TSR and comparison of company TSR and peer group TSR.

(2)	Relationship between compensation “actually paid” to the PEO and average actual compensation paid to the company’s non-PEO NEOs and the company’s net income (loss).

(3)	Relationship between compensation “actually paid” to the PEO and average actual compensation paid to non-PEO NEOs and Total Revenues.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 63

Pay Vs. Performance Disclosure

Financial Performance Measures
The following table lists the three financial performance measures that, in Emergent’s assessment, are the most important measures that the company uses to link CAP to its NEOs to company performance. The following is provided in accordance with Item 402(v) of Regulation S-K.

Measure 1	Total Revenues (Company Selected Measure)

Measure 2	Adjusted EBITDA Margin

Measure 3	Adjusted Net Income (Loss)

64 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Executive Compensation

Payments Upon Termination or Change of Control

Senior Management Severance Plan

Our compensation committee adopted the Second Amended and Restated Senior Management Severance Plan (the “Senior Management Severance Plan”), which replaced our Amended and Restated Senior Management Severance Plan. The Senior Management Severance Plan was put into place for the benefit of employees with the title of executive chair, chief executive officer, president, executive vice president, senior vice president or vice president who have been designated to participate in the Senior Management Severance Plan by our Board or, with the authorization of our Board, by our chief executive officer. Our chief executive officer is authorized to designate the greater of 7% of the total number of our employees or 35 employees to be participants in the Senior Management Severance Plan at any particular time, on the basis of name, title, function or compensation level. Our chief executive officer will at all times be a participant under the Senior Management Severance Plan and will have no less favorable rights under the Senior Management Severance Plan than any other participant. Each of the NEOs is currently a participant in the Senior Management Severance Plan.

For-cause terminations. If we terminate a participant’s employment with cause, as defined in the Senior Management Severance Plan, then the participant will not be entitled to receive any compensation, benefits or rights under the Senior Management Severance Plan, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

Without-cause terminations. If we terminate a participant’s employment without cause, as defined in the Senior Management Severance Plan, the participant will be entitled to:

○	Any unpaid base salary and accrued paid time-off through the date of termination;
○	A pro-rata portion of the participant’s target annual bonus in respect of the year of termination;
○	Any bonus earned but unpaid as of the date of termination for any previously completed year;
○	Reimbursement for any unreimbursed expenses incurred by the participant prior to the date of termination;
○	An amount equal to a specified percentage of the participant’s annual base salary and target bonus, as indicated in the table below;
○	Employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination under our relevant plans, policies and programs; and
○

Continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each of our NEOs was entitled to receive had we terminated the executive officer’s employment without cause on December 31, 2022.

Benefits for a Termination Without Cause
Name	Percentage of Annual Base Salary and Target Bonus	Stated Period for Continued Employee Benefits

Robert Kramer	150%	18 months

Richard Lindahl	125%	15 months

Adam Havey	125%	15 months

Atul Saran	125%	15 months

Jennifer Fox	125%	15 months

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 65

Executive Compensation

The following table sets forth the amount of potential payments and value of benefits that each NEO would have received if we had terminated the executive officer’s employment without cause on December 31, 2022.

Termination without Cause

Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity Awards

Robert Kramer	$3,407,250	$45,516	$—

Richard Lindahl	$1,190,000	$48,927	$—

Adam Havey	$1,150,000	$51,184	$—

Atul Saran	$1,150,000	$51,184	$—

Jennifer Fox	$1,170,000	$23,506	$—

(1)

Each amount in this column represents the aggregate amount equal to the applicable specified percentage of the NEO’s annual base salary in effect on December 31, 2022, plus 100% of the NEO’s target annual bonus for 2022.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans and life insurance program.

Change-of-control terminations. If we terminate a participant’s employment (i) without cause or a participant resigns for good reason, each as defined in the Senior Management Severance Plan, in each case within 18 months following a change of control, as defined in the Senior Management Severance Plan, or (ii) prior to a change of control at the request of a party involved in the change of control, or otherwise in connection with or in anticipation of a change of control, then the participant will be entitled to:

○	A cash lump sum equal to the sum of:
○	Any unpaid base salary and accrued paid time-off through the date of termination,
○	A pro-rata portion of the participant’s target annual bonus in respect of the year of termination,
○	Any bonus earned but unpaid as of the date of termination for any previously completed year,
○	Any unreimbursed expenses incurred by the participant prior to the date of termination, and
○	An amount equal to a specified percentage of the sum of the participant’s base salary and the participant’s target bonus, as indicated in the table below;
○	Employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination of employment under our relevant plans, policies and programs;
○

Any unvested stock options, stock appreciation rights, shares of restricted stock, RSUs and other stock-unit awards held by the participant that are outstanding on the date of termination will become fully vested as of that date. In addition, the period during which any stock options held by the participant that are outstanding on that date may be exercised shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the stock option would otherwise have expired if the exercise period had not been extended, but not beyond the final date the stock option could have been exercised if the participant’s employment had not terminated, in each case based on the term of the option at the original grant date;

○

Continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

○

The retention for the maximum period permitted by applicable law of all rights the participant has to indemnification from us immediately prior to the change of control and the continuation throughout the period of any applicable statute of limitations of any director’s and officer’s liability insurance covering the participant immediately prior to the change of control; and

○

The advancement to the participant of all costs and expenses, including attorney’s fees and disbursements, incurred by the participant in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the Senior Management Severance Plan, for which the participant will have no obligation to reimburse us if the participant prevails in the proceeding with respect to at least one material issue or the proceeding is settled.

66 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Executive Compensation

The following table sets forth the percentage of base salary and bonus and the stated period for continued employee benefits to which each of our NEOs was entitled to receive under the circumstances described above in connection with a change of control on December 31, 2022.

Benefits for a Termination in Connection with a Change in Control
Name	Percentage of Annual Base Salary and Target Bonus	Stated Period for Continued Employee Benefits

Robert Kramer	250%	30 months

Richard Lindahl	200%	24 months

Adam Havey	200%	24 months

Atul Saran	200%	24 months

Jennifer Fox	200%	24 months

The following table sets forth the amount of potential payments and value of benefits that each NEO would have received if we had terminated the executive officer’s employment prior to or in connection with a change of control on December 31, 2022.

Termination Prior to or in Connection with a Change in Control

Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity Awards(3)

Robert Kramer	$5,678,750	$75,860	$1,613,446

Richard Lindahl	$1,904,000	$78,283	$ 745,884

Adam Havey	$1,840,000	$81,895	$ 755,616

Atul Saran	$1,840,000	$81,895	$ 734,216

Jennifer Fox	$1,872,000	$37,609	$1,021,116

(1)

Each amount in this column represents the aggregate amount equal to the applicable specified percentage of the NEO’s annual base salary in effect on December 31, 2022, plus 100% of the NEO’s target annual bonus for 2022.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans and life insurance program.

(3)

The amounts in this column reflect the value of accelerated vesting of stock options, and RSUs and PSUs. The value of accelerated vesting of stock options was calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $11.81, which was the closing market price per share of our common stock on December 31, 2022, and the per share exercise price of the applicable accelerated stock option. The value of accelerated vesting of RSUs was calculated by multiplying the number of shares subject to accelerated vesting under RSU grants by $11.81, which was the closing market price per share of our common stock on December 31, 2022. The value of accelerated vesting of PSUs was calculated by multiplying the number of shares subject to accelerated vesting under PSU grants by $11.81, which was the closing market price per share of our common stock on December 31, 2022, with an associated performance factor of 100%.

General provisions. All payments under the Senior Management Severance Plan will be reduced by any applicable taxes required by applicable law to be paid or withheld by us. If at the time a participant’s employment is terminated, the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), then any payments to the participant that constitute non-qualified deferred compensation within the meaning of Section 409A will be delayed by a period of six months. All such payments that would have been made to the participant during the six-month period will be made in a lump sum on the date that is six months and one day following the date of termination, and all remaining payments will commence in the seventh month following the date of termination. Our Board or any committee thereof designated by our Board is authorized to administer the Senior Management Severance Plan and has authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Senior Management Severance Plan as it deems advisable.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 67

Executive Compensation

As a condition to payment of any amounts under the Senior Management Severance Plan in connection with a termination without cause, the participant is required:

1.	For the same stated period during which we have agreed to provide continued employee benefits to the terminated employee (not to exceed one year), not to:

○	Induce, counsel, advise, solicit or encourage our employees to leave our employ or to accept employment with any other person or entity,
○

Induce, counsel, advise, solicit or encourage any person who we employed within six months prior to that time to accept employment with any person or entity besides us or hire or engage that person as an independent contractor,

○

Solicit, interfere with or endeavor to cause any of our customers, clients or business partners to cease or reduce its relationship with us or induce any such customer, client or business partner to breach any agreement that such customer, client or business partner may have with us, or

○	Engage in or have a financial interest in any business competing with us within any state, region or locality in which we are then doing business or marketing products;

2.

Upon reasonable notice and at our expense, to cooperate fully with any reasonable request that may be made by us in connection with any investigation, litigation or other similar activity to which we are or may be a party or may otherwise be involved and for which the participant may have relevant information; and

3.

To sign and deliver a suitable waiver and release under which the participant will release and discharge us from and on account of any and all claims that relate to or arise out of our employment relationship.

68 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Executive Compensation

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022, regarding securities authorized for issuance under our equity compensation plans, consisting of the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan and the 2012 Employee Stock Purchase Plan. Both of our equity compensation plans were adopted with the approval of our stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)

Equity compensation plans approved by stockholders (details below)			3,143,756

Stock options	1,730,232	$51.74	—

Restricted stock units	1,994,508	N/A	—

Performance based restricted stock units	237,930	N/A	—

Total	3,912,670		3,143,756

The total “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” includes 2,871,767 and 271,989 of equity available for issuance under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan and our Employee Stock Purchase Plan, respectively. In addition to being available for future issuance upon exercise of stock options and vesting of RSU awards that have been or may be granted after December 31, 2022, the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan provides for the issuance of stock appreciation rights, restricted stock awards, PSU awards and other stock-based awards.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 69

Proposals to be Voted on at the Annual Meeting

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on NEO Compensation

In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on the compensation of our NEOs. Stockholders may vote for a frequency of every one, two, or three years, or may abstain from voting.

Our Board has determined that an annual vote to approve, on an advisory, non-binding basis, the compensation of our NEOs is the most appropriate option for the Company. Accordingly, our Board recommends that the advisory vote on the compensation of our NEOs occur every year. Our Board believes that an annual advisory vote on the compensation of our NEOs will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies, and practices as disclosure in the proxy statement each year.

Vote Required and Board Recommendation

Stockholders have the choice of voting for advisory votes on NEO compensation to occur once every one, two or three years, or abstaining from the vote. The choice receiving the highest number of votes will be given due regard by, but will not be binding on, the Board. However, the Board will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory stockholder vote on the compensation of its NEOs. Abstentions and broker non-votes will have no effect on the outcome of this vote.

Approval of the advisory vote on NEO compensation requires the affirmative vote of the majority of the votes properly cast on the matter

The Board of Directors recommends a vote for “every year” for the frequency of future advisory votes on NEO compensation.

70 EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy

Executive Compensation

PROPOSAL 5 — APPROVAL OF AMENDMENT OF COMPANY’S STOCK INCENTIVE PLAN

The Board of Directors believes that our continued growth and profitability depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. We anticipate that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our projected hiring needs as well as our current growth strategy over the next two to three years.

On March 23, 2023, upon the recommendation of the compensation committee and subject to stockholder approval, the Board of Directors adopted an amended and restated version of the Emergent BioSolutions Inc. Stock Incentive Plan (the “Amended Plan”). The Amended Plan includes the following material changes to the Emergent BioSolutions Inc. Stock Incentive Plan, which:

○

Increases the number of shares of our common stock available for issuance under the Emergent BioSolutions Inc. Stock Incentive Plan by 3,675,000 shares, subject to adjustment in the event of stock splits and other similar events;

○

Updates the ratio by which the Shares of common stock subject to a full-value award granted on or subsequent to May 25, 2023 are counted against the maximum aggregate number of Shares of common stock available for issuance under the Emergent BioSolutions Inc. Stock Incentive Plan to 1.6;

○

Confirms that awards granted to non-employee directors will be subject to a minimum vesting period of 50 weeks following the date of grant and that awards granted to participants other than non-employee directors shall not vest before the first anniversary of the date of grant;

○	Clarifies that no dividends or dividend equivalent rights are payable with respect to options or stock appreciation rights; and
○	Clarifies the treatment of awards in the event of a change in control.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the Amended Plan vital to our future success. As described above, the Amended Plan increases the number of shares of common stock available for issuance under the Emergent BioSolutions Inc. Stock Incentive Plan by 3,675,000 shares. We analyzed the number of stock incentive awards outstanding, the shares remaining available for grant under existing plans, and the additional shares being requested under the amended plan. We took into consideration our conservative use of equity over the past three years (a 2.76% average burn rate over 3 years) relative to ISS’s industry benchmark based on Standard & Poor’s broader biotechnology, pharmaceutical and life sciences industry (a 5.36% average burn rate over 3 years). In addition, we considered our March 30, 2023 aggregate share pool of 5,984,525 shares, which was comprised of: 1,934,250 shares remaining available for grant; 1,833,922 stock options outstanding (with a weighted average exercise price of $46.39 and weighted average remaining term of 4.13 years); and 2,216,353 unvested full-value awards outstanding. Our number of common shares outstanding as of March 30, 2023 was 50,398,410.

Incremental dilution to our stockholders from the additional 3,675,000 shares proposed to be added to the plan was also considered. This new aggregate share reserve is expected to have a duration of approximately 2 years for making new grants of awards, and overall dilution of approximately 19.7%. The additional share reserve will provide us with flexibility to maintain our regular equity grant practices for an expanded workforce through a combination of organic growth and the potential for continued expansion through mergers and acquisitions.

Highlights of the Amended Plan

○

No liberal share recycling. Shares of common stock delivered to satisfy the exercise price of stock options or to satisfy the tax withholding obligations with respect to options and stock appreciation rights (“SARs”) will not increase the number of shares available for the future grant of awards under the plan; the aggregate number of shares of common stock with respect to which a SAR is exercised will be counted against the number of shares available for the future grant of awards under the plan, regardless of number of shares actually issued upon exercise; and shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

○

Fungible Share Counting. Full value awards (including awards of restricted stock, restricted stock units, other stock unit awards, and performance awards) that are granted on or subsequent to May 25, 2023, will deplete the applicable share reserve by 1.6 shares for each share of stock subject to such award.

○	No Repricing of Awards. The direct or indirect repricing of stock options or SARs is prohibited without stockholder approval.
○	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price not less than the fair market value of the underlying common stock on the date of grant.
○

Limit Applicable to Non-Employee Directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of awards under the Amended Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) may not exceed $1,000,000.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 71

○

Independent Committee Administers Awards to Non-Employee Directors. Awards granted to non-employee directors are granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

○	“Double Trigger” Vesting of Awards in Connection with a Change in Control. Awards will not automatically vest solely as a result of a change in control.
○

Treatment of Awards on a Change in Control. The Amended Plan prescribes default treatment of all Award types if an acquiring or succeeding corporation does or does not assume or substitute Awards in connection with a Change in Control Event (as defined in the Amended Plan).

○

No Dividends on Unvested Awards, Options, or SARs. All dividends, including ordinary cash dividends, paid with respect to shares of restricted stock will be paid to the participant only if and when such shares vest and any dividend equivalents provided with respect to restricted stock unit awards, other stock-unit awards and performance awards are subject to the same restrictions on transfer and forfeitability as the awards with respect to which they are paid. In addition, no dividends or dividend equivalent rights are payable with respect to options or stock appreciation rights.

○

Minimum Vest Provisions. Awards granted to non-employee directors generally will vest on the first anniversary of the grant date or the first annual meeting after the grant date, whichever is earlier, subject to a minimum vesting period of 50 weeks. In addition, awards granted to participants other than non-employee directors may not vest before the first anniversary of the date of grant.

Description of the Amended Plan

This summary is qualified in its entirety by reference to the Amended Plan, a blacklined copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Amended Plan by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. A copy of the Amended Plan, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, which we refer to as the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock unit awards and performance awards, collectively referred to as Awards.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as (1) one share of common stock for every one share of common stock granted if such Award was granted prior to May 21, 2009, (2) 1.5 shares of common stock for every one share of common stock granted if such Award was granted on or after May 21, 2009 but prior to May 17, 2012, (3) 1.86 shares of common stock for every one share of common stock granted if such Award was granted on or after May 17, 2012 but prior to May 22, 2014, (4) 2.3 shares of common stock for every one share of common stock granted if such Award was granted on or after May 22, 2014 but prior to May 25, 2023, and (5) 1.6 shares of common stock for every one share of common stock granted if such Award was granted on or after May 25, 2023.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights that are returned to the Amended Plan will be returned as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards that were returned to the Amended Plan prior to May 25, 2023 were returned as (1) one share of common stock for every one share of common stock granted prior to May 21, 2009, (2) 1.5 shares of common stock for every one share of common stock granted on or subsequent to May 21, 2009 and prior to May 17, 2012, (3) 1.86 shares of common stock for every one share of common stock granted on or subsequent to May 17, 2012 and prior to May 22, 2014, and (4) 2.3 shares of common stock for every one share of common stock granted on or subsequent to May 22, 2014 and prior to May 25, 2023. Beginning on May 25, 2023, with respect to any Award granted on or after that date, any shares of common stock subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards that are returned to the Amended Plan will be returned as 1.6 shares of common stock for every one share of common subject to the Award.

Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an

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exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Only employees may be granted incentive stock options. Options granted prior to March 6, 2012 may not be granted for a term in excess of ten years. Options granted on or after March 6, 2012 may not be granted for a term in excess of seven years. The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) delivery to us of a promissory note or any other lawful consideration, or (v) any combination of these forms of payment.

Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock as of the exercise date over the value of the common stock on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The base amount specified on the date of grant to calculate appreciation will be no less than 100% of the fair market value of a share of common stock on the date of grant. The maximum term of any stock appreciation right granted prior to March 6, 2012 will be no more than ten years from the date of grant, and of any stock appreciation right granted on or after March 6, 2012 will be no more than seven years from the date of the grant.

Restricted Stock and Restricted Stock Unit Awards. Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Alternatively, instead of issuing common stock that is subject to repurchase, the Board of Directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock to be delivered at the time such shares of common stock vest.

Other Stock Unit Awards. Under the Amended Plan, the Board of Directors has the right to grant other Awards of shares of common stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, shares of common stock or other property having such terms and conditions as the Board of Directors may determine, including the grant of shares and/or cash based upon certain conditions such as performance-based conditions.

Vesting. Awards granted under the Amended Plan to participants other than non-employee directors may not vest prior to the first anniversary of the date of grant. Awards granted under the Amended Plan to non-employee directors may not vest prior to the earliest of the first anniversary of the date of grant, the date of the first annual meeting held after the date of grant, or 50 weeks after the date of grant.

Notwithstanding any other provision of the Amended Plan, the Board of Directors or a committee of the Board of Directors may, either at the time an Award is made or at any time thereafter, accelerate and allow to become vested or waive any right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Award, in whole or in part, in the event of the death or disability of the participant without regard to the foregoing minimum vesting requirements, or in certain other circumstances described in the Amended Plan, subject to the minimum vesting requirements. The foregoing minimum vesting requirements shall not apply to Awards, in the aggregate, for up to 5% of the authorized number of shares available for issuance under the Amended Plan. For the avoidance of doubt, all shares of common stock underlying Awards granted under the Amended Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions.

Repricing. Unless such action is approved by our stockholders or is pursuant to an adjustment to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization: (1) no outstanding option or stock appreciation right granted under the Amended Plan may be amended to provide an exercise or base price per share that is lower than the then-current exercise or base price per share of the option or stock appreciation right, (2) the Board of Directors may not cancel any outstanding option or stock appreciation right (whether or not granted under the Amended Plan) and grant in substitution therefor new Awards under the Amended Plan covering the same or a different number of shares of common stock and having an exercise or base price per share lower than the then-current exercise or base price per share of the cancelled option or stock appreciation right, (3) the Board of Directors may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or base price per share above the then-current fair market value of the common stock, and (4) the Board of Directors may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the NYSE.

Performance Awards. Restricted stock Awards, restricted stock unit Awards and other stock unit Awards granted under the Amended Plan may be made subject to the achievement of performance goals and may be paid in shares of common stock or cash. Under the Amended Plan, the Board of Directors may make Awards that will vest solely upon the achievement of specified performance criteria set by the Board of Directors, and subject to any adjustments as the Board of Directors may determine. The Board of Directors may

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adjust the cash or number of shares payable pursuant to an Award and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the company. The Board of Directors has the power to impose such other restrictions on performance awards as it may deem necessary or appropriate.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan. The maximum number of shares of common stock with respect to which Awards may be granted to any participant under the Amended Plan is 1,000,000 per calendar year. Awards made under the Amended Plan that are subject to the achievement of performance goals pursuant to the Amended Plan can provide for cash payments of up to $2,000,000 per calendar year per individual. In addition, the Amended Plan provides that in any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of Awards under the Amended Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) may not exceed $1,000,000.

Plan Benefits

As of March 30, 2023, approximately 676 employees are eligible to receive Awards under the Amended Plan, including 6 executive officers. Nine non-employee directors are also eligible to receive Awards under the Amended Plan. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On March 30, 2023, the closing price of our common stock on the NYSE was $10.18.

Administration

The Amended Plan is administered by our Board of Directors. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan, the Board of Directors may delegate authority under the Amended Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers. Awards granted to non-employee directors are granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

The Board of Directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make Awards to all of our employees, except to executive officers. The Board of Directors has authorized our chief executive officer and executive chairman to grant stock options under our Amended Plan. Neither the chief executive officer nor the executive chairman is authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who the Board of Directors or the compensation committee may from time to time designate in writing. Our Board of Directors has fixed the terms of the Awards to be granted by such officers, including the exercise price of such Awards and the maximum number of shares subject to Awards that such officers may make, as well as the period in which Awards may be granted.

Subject to any applicable limitations contained in the Amended Plan, our Board of Directors, our compensation committee, or any other committee to whom our Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100% of the fair market value of the common stock), the duration of options (which may not exceed seven years in the case of options granted on or after March 6, 2012) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock unit awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.

If any Award expires, is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, is settled in cash or results in shares not being issued, the unused shares of common stock covered by such Award will again be available for grant under the Amended Plan. Shares of common stock delivered to us by a participant to satisfy tax withholding obligations with respect to restricted stock, restricted stock units, and other stock unit awards (including shares retained from the Award creating the tax obligation) will again be available for grant under the Amended Plan. However, shares of common stock delivered to us by a participant to purchase shares of common stock upon exercise of an option or stock appreciate right or to satisfy tax withholding obligations with respect to an option or stock appreciation right (including shares retained from the Award creating the tax obligation) will not again be available for grant under the Amended Plan. With respect to SARs settled in shares of common stock upon exercise, the aggregate number of shares of common stock with respect to which the SAR is exercised, rather than the number of shares of

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common stock actually issued upon exercise, shall be counted against the number of shares of common stock available for Awards under the Amended Plan. In no event will shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award increase the number of shares available for future grant of Awards under the Amended Plan.

Adjustments for Changes in Common Stock and Certain Other Events

Our Board of Directors is required to make appropriate adjustments in connection with the Amended Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. If a merger or other reorganization event occurs, our Board of Directors will provide that all of our outstanding options are to be assumed or substituted by the successor corporation. If the merger or reorganization event also constitutes a change in control event, as defined under the Amended Plan, except to the extent set forth in the option award agreement or any other agreement between the option holder and us, the assumed or substituted options will become immediately exercisable in full if on or prior to the first anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan, or the option holder’s service on our Board of Directors is terminated. In the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, or in the event of our liquidation or dissolution, then our Board of Directors will provide that all unexercised options will become exercisable in full prior to the completion of the merger or other reorganization event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our Board of Directors may also provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of a change in control event that does not also constitute a reorganization event under the Amended Plan, except to the extent set forth in the option award agreement or any other agreement between the option holder and us, each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the first anniversary of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If a merger or other reorganization event occurs, our repurchase and other rights under outstanding restricted stock and restricted stock unit Awards will apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such merger or other reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. If a merger or other reorganization event occurs that also constitutes a change of control event, unless provided to the contrary in the instrument evidencing a restricted stock or restricted stock unit Award or any other agreement between the Award holder and us, a restricted stock or restricted stock unit Award will continue to vest according to its original vesting schedule except that the Award will become immediately vested in full if, on or prior to the first anniversary of the change in control event, the holder’s employment with us or our succeeding corporation is terminated for good reason by the holder or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan. However, if the acquiring or succeeding corporation does not assume such restricted stock or restricted stock unit Award (and provided that such Award is not a performance Award), such Award will become free from all conditions or restrictions immediately prior to the consummation of the change in control event.

In the case of a performance Award, if a merger or other reorganization event occurs that also constitutes a change of control event and the successor corporation agrees to assume the performance Awards, a portion of each performance Award will be converted into a time-vesting Award that will vest at the end of the original performance period, so long as the holder’s employment with us or our succeeding corporation continues through the end of that performance period. The amount of a performance Award that will converted into a time-vesting award will be determined by the Board based on actual achievement (or target achievement, if actual achievement is not determinable) upon the change in control event. If the successor corporation does not assume a performance Award, such Award will become free from all conditions or restrictions immediately prior to the consummation of the change in control event.

Our Board of Directors may specify the effect of a merger or other reorganization event or change in control event on any stock appreciation right or other stock unit Award at the time of grant. If the succeeding corporation assumes or substitutes an outstanding stock appreciation right or other stock unit Award, such assumption or substitution shall be done in the in the same manner as an option or restricted stock Award that is not a performance Award, as applicable, and consistent with applicable regulations. However, if the acquiring or succeeding corporation does not assume or substitute a stock appreciation right, such stock appreciation right will be treated in the same manner as an option, and if the acquiring or succeeding corporation does not assume or substitute an other stock unit Award that is not a performance Award, such Award will be treated in the same manner as a restricted stock Award that is not a performance Award.

Amendment or Termination

Our Board of Directors generally may amend, modify or terminate any outstanding Award, including substituting another Award therefor, provided that we must obtain the holder’s consent unless our Board of Directors determines that such action, taking into

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account any related action, would not materially and adversely affect the holder (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or in connection with certain mergers or other reorganization events). In addition, we may not amend the minimum vesting schedule (described above) applicable to an Award, without stockholder approval, as more fully described above, we cannot amend any outstanding option or stock appreciation right to provide an exercise or base price per share that is lower than the then-current exercise or base price per share of the option or stock appreciation right (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization).

In addition, our Board of Directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, except that, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained and stockholder approval will be required for any amendment to the Amended Plan that (i) materially increases the number of shares of common stock available for issuance under the Amended Plan (other than an increase to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) or (ii) materially expands the class of service providers eligible to participate in the Amended Plan. No Award may be granted under the Amended Plan after May 23, 2028, but Awards previously granted may extend beyond that date.

If stockholders do not approve the Amended Plan, the Amended Plan will not go into effect. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be compensation income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of stock appreciation rights equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have a capital

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gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

Other Stock Unit Awards. The tax consequences associated with any other stock unit Awards granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Vote Required and Board Recommendation

Approval of Proposal 5 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are considered votes cast and, therefore, will have the effect of a vote against the matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal for your shares to be counted on this proposal. Broker non-votes will not be considered votes cast on the matter and, therefore, will not affect the outcome of the vote on such matter.

The Board of Directors recommends a vote “FOR” the amendment of the Emergent BioSolutions Inc. Stock Incentive Plan.

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PROPOSAL 6 — APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

Emergent has had an Employee Stock Purchase Plan (“ESPP”) since it was adopted by the Board of Directors on March 5, 2012 and approved by the Company’s stockholders on May 17, 2012. On March 23, 2023, the Board adopted an amendment to the ESPP, which is subject to approval by our stockholders at the 2023 annual meeting.

The proposed amendment to the ESPP would increase the number of shares of common stock that may be purchased under the plan from 1,000,000 to 3,000,000, an increase of 2,000,000 shares. As of March 31, 2023, 728,011 shares of common stock had been issued pursuant to the ESPP. The Board of Directors believes that the ESPP continues to be an important mechanism to attract and retain talent and align employee and stockholder interests. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The following is a summary of the principal provisions of the ESPP. The summary and the features of the ESPP discussed above do not purport to be complete and are qualified in their entirety by reference to the applicable provisions of the ESPP.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock.

Administration

The ESPP provides for administration by the Board or, to the extent delegated by the Board, the compensation committee (which currently administers the ESPP). The Board or the compensation committee has authority to make rules and regulations for the administration of the ESPP, and the interpretations and decisions of the Board or the compensation committee, as applicable, with regard to the ESPP are final and conclusive. To the extent permitted by applicable law, the Board and the compensation committee may delegate to the chief executive officer such authority with respect to administration of the ESPP as the Board or compensation committee, in its sole discretion, deems advisable from time to time.

Eligibility

All employees of the Company and all employees of any subsidiary of the Company designated by the Board or the compensation committee from time to time (each, a “Designated Subsidiary”) are eligible to participate in the ESPP, provided that: (a) such employees are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year and (b) such employees are employed by the Company or a Designated Subsidiary not later than the last day of the enrollment period for the next applicable Plan Period (as defined below). No employee may purchase shares under the ESPP to the extent such purchase would result in that employee owning 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary.

Offerings

Under the ESPP, the Company must make one or more offerings per plan year (i.e., December 1 - November 30) to employees to purchase stock under the ESPP. Each offering must last for a six-month period referred to as a “Plan Period” during which payroll deductions can be made and held for the purchase of common stock at the end of the Plan Period. The Company’s chief executive officer, may, at his or her discretion, designate a different Plan Period of 12 months or less and/or select a different commencement date for offerings under the ESPP.

Shares Available under the ESPP

A total of 1,000,000 shares of common stock are authorized and reserved for issuance under the ESPP. As of March 31, 2023, 271,989 shares remained available for issuance under the ESPP. If approved by stockholders, the amendment would increase the maximum amount of shares authorized for issuance under the ESPP from 1,000,000 to 3,000,000.

Participation

Participation in the ESPP is entirely voluntary. Eligible employees may participate in an offering under the ESPP by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office prior to the

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expiration of the applicable enrollment period preceding a Plan Period. The form must authorize a regular payroll deduction from the compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the ESPP, his or her deductions will continue at the same rate for future offerings under the ESPP as long as the ESPP remains in effect.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of common stock will be carried forward into the employee’s payroll deduction account for the following offering under the ESPP, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded.

Deductions and Deduction Changes

An eligible employee who participates in an offering under the ESPP can elect to have deducted from his or her payroll an amount between 1% and 10% of the compensation received during the Plan Period or a shorter period during which payroll deductions are made. The Board or the compensation committee may, at its discretion, designate a lower maximum contribution rate.

An employee may discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds, funds deducted prior to the election to discontinue will be applied to the purchase of common stock on the Exercise Date (as defined below).

Withdrawal of Funds

An employee may at any time prior to the close of business on the day five days prior to the Exercise Date and for any reason permanently withdraw the balance accumulated in such employee’s account and thereby withdraw from participation in an offering under the ESPP. Partial withdrawals are not permitted. An employee may not reestablish participation in the ESPP during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may, however, participate in any subsequent offering in accordance with terms and conditions established by the Board or the compensation committee.

Purchase of Shares

On the first day of each Plan Period, the Company must grant to each employee participating in the ESPP an option to purchase, on the last day of the applicable Plan Period (the “Exercise Date”), at the Option Price (as defined below), the largest number of whole shares of common stock which can be purchased with the deductions accumulated as of the Exercise Date; provided, however, that (a) the maximum number of shares of common stock an employee may purchase during each Plan Period is 800 and (b) no employee may be granted an option which permits his or her rights to purchase common stock under the ESPP and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such common stock (determined as of the date the option is granted) for each calendar year in which the option is outstanding at any time.

The “Option Price” is 85% of the closing price of the common stock on the Exercise Date. The closing price is (a) the closing price (for the primary trading session) on any national securities exchange on which the common stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the compensation committee. If no sales of common stock were made on such a day, the price of the common stock is the reported price for the next preceding day on which sales were made.

Amendment and Termination of the Plan

The Board may at any time, and from time to time, amend or suspend the ESPP or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, the amendment may not be effected without such approval, and (b) in no event may any amendment be made that would cause the ESPP to fail to comply with Section 423 of the Code. The ESPP may be terminated at any time by the Board. Upon termination of the ESPP, all amounts in the accounts of participating employees will be promptly refunded.

Grants to Employees in Foreign Jurisdictions

The Company may, to comply with the laws of a foreign jurisdiction, grant options under the ESPP to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 79

United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of options granted under the ESPP to employees of the Company or a Designated Subsidiary who are resident in the United States. Foreign employees may be excluded from eligibility under the ESPP if (a) the grant of an option under the ESPP is prohibited under the laws of the applicable jurisdiction or (b) compliance with the laws of the applicable jurisdiction would cause the ESP to violate the requirements of Section 423 of the Code.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax and employment tax consequences that may arise with respect to the participation in the ESPP by U.S. employees. Different consequences may apply for employees outside the United States who participate in an offering that is not intended to meet the Code Section 423 requirements. The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon a sale or disposition of shares purchased under the ESPP, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares: (i) the participant (or the participant’s estate) will recognize compensation taxable as ordinary income measured as the lesser of (A) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (B) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant; and (ii) even if the participant (or the participant’s estate) recognizes ordinary income, we or our subsidiaries or affiliates generally will not be entitled to a federal income tax deduction. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above at a price that is more than the purchase price: (i) the participant will recognize compensation taxable as ordinary income generally measured as the excess of the fair market value of the shares on the date the participant purchased the shares under the ESPP over the purchase price; and (ii) the Company will generally be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the participant. Any additional gain on such sale or disposition will be long-term or short-term capital gain, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold at a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date the participant purchased the shares under the ESPP over the purchase price (and the Company will generally be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date the participant purchased them.

Withholding

If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to options granted to or shares acquired by such employee pursuant to the ESPP. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee makes their own decision whether, and to what extent, to participate in the ESPP. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

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Executive Compensation

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the ESPP during 2022:

Name	Number of shares purchased pursuant to the ESPP in 2022

NEOs	0

Robert Kramer	0

Richard Lindahl	0

Adam Havey	0

Atul Saran	0

Jennifer Fox	0

All Executive Officers (5 persons)	0

All Directors[1] (9 persons)	—

All Other Employees[2]	279,600

Total	279,600

1	Non-employee directors are not eligible to participate in the ESPP.
2	This category includes Mr. Kramer as non-employee directors are not eligible to participate in the ESPP.

Vote Required and Board Recommendation

Approval of Proposal 6 requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the amendment of the Emergent BioSolutions Inc. Employee Stock Purchase Plan.

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TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, when the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit and finance committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit and finance committee will review, and, in its discretion, may ratify the related person transaction if it deems ratification appropriate under the circumstances. The policy also permits the chair of the audit and finance committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit and finance committee meetings, subject to ratification by the audit and finance committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit and finance committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit and finance committee will review and consider:

○	The related person’s interest in the related person transaction;
○	The approximate dollar value of the amount involved in the related person transaction;
○	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
○	Whether the transaction was undertaken in the ordinary course of our business;
○	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
○	The purpose of, and the potential benefits to us of, the transaction; and
○

Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit and finance committee may approve or ratify the transaction only if the audit and finance committee determines that, under all of the circumstances, the transaction is consistent with our best interests. The audit and finance committee may impose any conditions on the related person transaction that it deems appropriate. In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

○

Interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

○	A transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Since January 1, 2022, there were no related party transactions, nor are there currently any proposed related party transactions, which in accordance with SEC rules, would require disclosure in this proxy statement.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Our form of indemnification agreement, and our certificate of incorporation and by-laws, require us to indemnify and advance expenses to these persons to the full extent permitted by Delaware law. We also intend to enter into an indemnification agreement with each of our future directors and executive officers.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement from us because you owned shares of the company’s common stock as of March 30, 2023, the record date for the annual meeting. The Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our annual meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on each of the proposals described in this proxy statement and are invited to attend the virtual annual meeting.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting. When you submit your proxy by internet, by telephone or by mail, you appoint each of Robert Kramer, our president and chief executive officer, Richard Lindahl, our executive vice president, chief financial officer and treasurer, and Jennifer Fox, our executive vice president, external affairs, general counsel and corporate secretary, or their respective substitutes or nominees, as your representatives — your “proxies” — at the meeting to vote your shares in accordance with your instructions. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as the Board recommends, and may vote in their discretion with respect to any other matters properly presented at the annual meeting.

Who is entitled to vote at the annual meeting?

Holders of the company’s common stock as of the close of business on the record date, March 30, 2023, may vote by proxy or virtually at the annual meeting. As of the close of business on March 30, 2023, there were 50,398,410 shares of common stock outstanding and entitled to vote and held by 18 holders of record. The common stock is the only outstanding voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You may own shares of the company’s common stock in two different ways:

○

Record Ownership. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration System account in your name evidencing shares held in book-entry form, with our transfer agent, Broadridge Financial Solutions, Inc., and you are a “stockholder of record.”

○

Beneficial Ownership. If your shares are held in a brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.

If I hold shares in street name by my broker, will my broker automatically vote my shares for me?

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction.

What is a “broker non-vote” and how would it affect the vote?

Shares that banks and brokers are not authorized to vote on a particular proposal are referred to as “broker non-votes.” The ratification of the company’s independent registered public accounting firm is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.

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Questions and Answers about the Annual Meeting

We expect all other proposals to be voted upon at the annual meeting to be considered to be non-routine, meaning that banks and brokers would not be able to vote your shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

Broker non-votes will be counted for purposes of establishing a quorum but will not affect the outcome of the vote on any proposal presented at the annual meeting.

What is an “abstention” or a “vote withheld” and how would it affect the vote?

An “abstention” occurs when a stockholder submits a proxy with explicit instructions to decline to vote regarding a particular matter and a “vote withheld” occurs when a stockholder submits a proxy with explicit instructions to decline to vote in favor of a director nominee. Abstentions and votes withheld are counted as present for purposes of determining a quorum. Because an abstention is not considered to be a vote “cast” for a particular matter, it will have no effect on any of the proposals presented at the annual meeting. In addition, because a vote withheld with respect to the election of directors does not have legal effect under the existing plurality voting standard, a director may be elected with as little as one affirmative vote.

What does it mean if I receive more than one proxy card from the company?

It means that you have more than one account for your shares. Please vote by internet or telephone using each of the identification numbers, or complete and mail all proxy cards to ensure that all of your shares are voted.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or proxy statement and annual report addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address generally will receive only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies upon written or oral request to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879; Telephone: (240) 631-3200, Email: investorrelations@ebsi.com. Eligible stockholders of record receiving multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report or you can request householding by notifying your broker, bank or other nominee.

How do I attend the annual meeting? When and where will the annual meeting be held?

The annual meeting will be held on May 25, 2023. This year, we will be once again hosting the annual meeting live via the internet. You will not be able to attend the annual meeting in person. Any stockholder can listen to and participate in the annual meeting live via the internet at www.virtualshareholdermeeting.com/EBS2023. To participate in the virtual annual meeting, you will need the 16-digit control number which appears on your proxy card, voting instruction form or notice you will receive. The annual meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the annual meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you do not have a control number, you may attend as a guest (non-stockholder), but will not have the option to vote your shares at the virtual meeting.

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Questions and Answers about the Annual Meeting

What if during the check-in time or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Why are we holding the annual meeting virtually?

We have determined that hosting a virtual annual meeting of stockholders will provide expanded access, improved communication, and cost savings. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. We intend that the virtual meeting format will provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual annual meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting allows stockholders to submit questions and comments before and during the annual meeting. After the annual meeting, we will be answering stockholder questions that comply with the rules of conduct for the annual meeting; which will be posted on the virtual annual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on the company’s website at www.emergentbiosolutions.com under the section “Investors,” soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How can I change my vote or revoke my proxy?

If you hold shares in your own name as a stockholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

○	Giving notice of revocation to our Corporate Secretary, at Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879 (by mail or overnight delivery);
○	Executing and delivering to our Corporate Secretary, at the address noted above, a proxy card relating to the same shares bearing a later date;
○	Voting by the internet or telephone prior to the time the voting facilities close (your latest internet or telephone vote will be counted); or
○	Logging onto and voting at the virtual annual meeting.

If you decide to revoke or change your vote other than by voting at the annual meeting, we must receive the notice of revocation or new vote by 11:59 p.m., Eastern Time, on Wednesday May 24, 2023, the date prior to the date of the annual meeting.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke or change your vote. The revocation or change must be made by the broker, bank or other nominee before the annual meeting.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

In order to conduct business at the annual meeting, the holders of at least a majority of the total number of shares of the company’s common stock issued and outstanding and entitled to vote as of the March 30, 2023 record date, or 50,398,410 shares, must be present in person or represented by proxy. This requirement is called a “quorum.” If you vote by internet or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain”, “withhold”, and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the annual meeting may be adjourned to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

Does the company offer an opportunity to receive future proxy materials electronically?

Yes. If you vote on the internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce our printing and postage costs, as well as the number of paper documents you will receive.

If you are a stockholder of record, you may enroll in this service at the time you vote your proxy or at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to www.proxyvote.com. If you hold shares in street name, please contact your broker, bank or other nominee to enroll for electronic proxy delivery.

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Questions and Answers about the Annual Meeting

Who will conduct the proxy solicitation and who will bear the cost?

The costs of soliciting proxies will be borne by us. The solicitation is being made primarily through the mail and electronic mail, but our directors, officers and employees may also engage in the solicitation of proxies in person, by telephone, electronic transmission or by other means. No compensation will be paid by us in connection with the solicitation of proxies, except that we may reimburse brokers, banks, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate the votes cast by internet, telephone and mail. Neil Daniels, our Vice President, Finance & Corporate Controller, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.

Where can I find the voting results of the meeting?

We will publish the voting results in a Form 8-K filed with the SEC within four business days after the annual meeting. You can read or print a copy of that report by going to either the company’s website at www.emergentbiosolutions.com under the section “Investors – SEC Filings” or the SEC’s website at www.sec.gov.

Will a list of stockholders entitled to vote at the annual meeting be available?

A list of stockholders of record as of March 30, 2023, the record date, will be available for inspection by stockholders for any purpose germane to the annual meeting during normal business hours from May 15, 2023 to May 25, 2023, at our corporate headquarters at 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. This list will also be available during the virtual annual meeting for examination by any stockholder at www.virtualshareholdermeeting.com/EBS2023.

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ADDITIONAL MATTERS

Other Matters

Our Board has no knowledge of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

Requests for Copies of Annual Report

We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules, to each of our stockholders of record on March 30, 2023, and to each beneficial owner of common stock on that date, upon receipt of a written request for the Annual Report on Form 10-K mailed to our offices, Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, MD 20879, Attention: Investor Relations, telephone: (240) 631-3200, email: investorrelations@ebsi.com. In the event that exhibits to the Annual Report on Form 10-K are requested, a fee will be charged for reproduction of the exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to such ownership. Our filings with the SEC are available without charge on our website at www.emergentbiosolutions.com as soon as reasonably practicable after they are filed.

Stockholder Proposals for the 2024 Annual Meeting

Any stockholder who intends to present a proposal at the company’s 2024 annual meeting, and who wishes to have the proposal included in the company’s proxy statement for that meeting (the “2024 Proxy Statement”), must deliver the proposal to the company’s Corporate Secretary no later than December 16, 2023. Any proposal received after this date will be considered untimely and may be excluded from the 2024 Proxy Statement. A proposal must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.

A stockholder may present a proposal that is a proper subject for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures set forth in the company’s by-laws. The by-laws require that a stockholder who intends to present a proposal at an annual meeting of stockholders, including a nomination for election of directors, submit the proposal to the Corporate Secretary not fewer than 90 and not more than 120 days before the anniversary of the date of the previous year’s annual meeting. To be eligible for consideration at the 2024 annual meeting, such a proposal and any nominations for director, including nominations pursuant to Rule 14a-19 under the Exchange Act, must be received by the Corporate Secretary between January 26, 2024, and February 25, 2024. This advance notice period is intended to allow stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Any such proposal received after this date may be considered untimely and may be excluded. In addition to satisfying all of the requirements under the company’s by-laws, any stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees at the 2024 annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act.

All submissions to, or requests from, the Corporate Secretary should be made to Emergent BioSolutions Inc., Attention: Corporate Secretary, 400 Professional Drive, Suite 400, Gaithersburg, MD 20879.

Sincerely,

Zsolt Harsanyi, Ph.D.
Chairman of the Board of Directors

Gaithersburg, Maryland

April 14, 2023

OUR BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE

VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE

URGED TO VOTE YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE

MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIRTUALLY AT THE MEETING.

EMERGENT BIOSOLUTIONS INC. | 2023 Notice and Proxy 87

EMERGENT BIOSOLUTIONS INC. 400 PROFESSIONAL DRIVE, SUITE 400 GAITHERSBURG, MD 20879 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/EBS2023 You may attend the virtual meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE -1-800-690-6903 (toll free within the US and Canada) Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V14283-P85531 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMERGENT BIOSOLUTIONS INC. The Board of Directors recommends a vote “FOR” the election of all Class II director nominees. 1. To elect three Class II directors to hold office for a term expiring at our 2026 Annual Meeting of Stockholders, each to serve and until their respective successors are duly elected and qualified; Nominees Class II: For Withhold 1a. Sujata Dayal ! ! 1b. Zsolt Harsanyi, Ph.D. ! ! 1c. Louis W. Sullivan, M.D. ! ! The Board of Directors recommends a vote “FOR” For Against Abstain Proposals 2, 3, 5 and 6 and “every year” on Proposal 4. 2. To ratify the appointment by the audit and finance ! ! ! committee of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023; 3. To hold, on an advisory basis, a vote to approve the 2022 ! ! ! compensation of our named executive officers; Every Every Every year years two three years Abstain 4. To hold, on an advisory basis, a vote on the ! ! ! ! frequency of future advisory votes on the compensation of our named executive officers; For Against Abstain 5. To approve an amendment to our stock incentive plan; ! ! ! and 6. To approve an amendment to our employee stock ! ! ! purchase plan. Other business may be considered as may properly come before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF EMERGENT BIOSOLUTIONS INC. MAY 25, 2023 Dear Stockholder: Please take note of the important information accompanying this proxy card. There are matters related to the operation of Emergent BioSolutions Inc. that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote the shares. Please vote the shares using one of the methods described on the reverse side of this proxy card. Thank you in advance for your prompt consideration of these matters. Sincerely, Board of Directors of Emergent BioSolutions Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Meeting, Annual Report on Form 10-K, Proxy Statement and Proxy Card are available at www.proxyvote.com V14284-P85531 EMERGENT BIOSOLUTIONS INC. 400 PROFESSIONAL DRIVE, SUITE 400 GAITHERSBURG, MD 20879 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS The undersigned, having received the Notice of Meeting and Proxy Statement and revoking all prior proxies, hereby appoints Robert Kramer, Richard Lindahl and Jennifer Fox, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Emergent BioSolutions Inc. (the “Company”) held of record by the undersigned as of March 30, 2023, at the 2023 Annual Meeting of Stockholders of the Company, a virtual meeting that will be conducted via live audio webcast on Thursday, May 25, 2023 at 9:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and, in their discretion, on any matters properly presented for a vote at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL CLASS II DIRECTOR NOMINEES, “FOR” PROPOSALS 2, 3, 5 AND 6, AND “EVERY YEAR” FOR PROPOSAL 4. (Continued and to be signed on the reverse side)